UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

ARBOR REALTY TRUST, INC.
(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

As filed with the Commission on April 16, 2026

April 16, 2026
Dear Fellow Stockholders:
On behalf of the Board of Directors, I cordially invite you to attend the annual meeting of stockholders of Arbor Realty Trust, Inc., a Maryland corporation (the “Company,” “Arbor,” “we,” “our,” and “us”), which will be held in a virtual-only format on May 20, 2026, at 11:00 a.m., Eastern Time (“ET”). The instructions to attend the annual meeting and vote, as well as the matters to be considered by the stockholders at the annual meeting, are described in detail in the accompanying materials.
It is important that you be represented at the annual meeting regardless of the number of shares you own or whether you are able to attend. As always, we encourage you to vote your shares prior to the annual meeting.

Accordingly, we encourage you to authorize your vote as promptly as possible by Internet, telephone or mail.

Sincerely,

IVAN KAUFMAN Chairman, Chief Executive Officer and President

Notice of Annual Meeting of Stockholders
To Be Held on May 20, 2026
____________________________________
To the Stockholders of Arbor Realty Trust, Inc.:
The annual meeting of stockholders of Arbor Realty Trust, Inc., a Maryland corporation, will be held in a virtual-only format on May 20, 2026 beginning at 11:00 a.m., ET. Instructions to attend the annual meeting and vote are described in detail in the accompanying materials. The proxy statement, annual report to security holders and the annual meeting instructions are also available on our website (www.arbor.com) under the heading “Investor Relations” or can be obtained by calling our main telephone number, (516) 506-4200.
The matters to be considered and voted upon by stockholders at the annual meeting, which are described in detail in the accompanying materials, are:
(1)Election of four Class II directors, each to serve until the 2029 annual meeting of stockholders and until their respective successors are duly elected and qualified;
(2)A proposal to amend and restate the Company's 2024 Amended Omnibus Stock Incentive Plan (the "Stock Incentive Plan") to authorize the issuance of an additional 8,000,000 shares of common stock as grants of restricted stock, restricted stock units or underlying stock options under the Stock Incentive Plan.
(3)Ratification of the appointment of Ernst & Young LLP ("Ernst & Young") as our independent registered public accounting firm for 2026;
(4)A non-binding advisory vote to approve the compensation of the Company’s named executive officers as disclosed in this proxy statement; and
(5)Transaction of any other business that may properly come before the annual meeting or any adjournment or postponement of the annual meeting.

Stockholders of record at the close of business on April 2, 2026 (the "record date") will be entitled to receive notice of and vote at the annual meeting. It is important that your shares be represented at the annual meeting regardless of the size of your securities holdings. A proxy statement, proxy card, self-addressed envelope and Annual Report to Stockholders for the year ended December 31, 2025 accompany this notice. Whether or not you plan to attend the annual meeting, you may vote your shares by Internet, telephone or mail. Please complete, date and sign the proxy card and return it promptly in the envelope provided, which requires no postage if mailed in the United States. If you are the record holder of your shares and you attend the annual meeting, you may withdraw your proxy and vote at the meeting, if you so choose.

By Order of the Board of Directors,

April 16, 2026	JOHN J. BISHAR, JR.
Uniondale, New York	Corporate Secretary

Arbor Realty Trust, Inc.
333 Earle Ovington Boulevard
Suite 900
Uniondale, New York 11553
(516) 506-4200
_______________________
PROXY STATEMENT
_______________________
FOR THE ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 20, 2026

Pages
GENERAL INFORMATION CONCERNING SOLICITATION AND VOTING	5
BOARD OF DIRECTORS	10
AUDIT COMMITTEE REPORT	21
EXECUTIVE OFFICERS	22
EXECUTIVE COMPENSATION	25
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	43
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	46
PROPOSAL NO. 1 — ELECTION OF DIRECTORS	50
PROPOSAL NO. 2 — AMENDMENT AND RESTATEMENT OF THE COMPANY'S 2024 AMENDED OMNIBUS STOCK INCENTIVE PLAN TO AUTHORIZE AN ADDITIONAL 8,000,000 SHARES OF THE COMPANY'S COMMON STOCK FOR ISSUANCE UNDER THE PLAN	51
PROPOSAL NO. 3 — RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2026	57
PROPOSAL NO. 4 — ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION	59
STOCKHOLDER PROPOSALS FOR 2027	60
OTHER MATTERS	60

GENERAL INFORMATION CONCERNING SOLICITATION AND VOTING
This proxy statement, the accompanying proxy card and notice of annual meeting are provided in connection with the solicitation of proxies by and on behalf of the Board of Directors of Arbor Realty Trust, Inc., a Maryland corporation, for use at the annual meeting of stockholders to be held in a virtual-only format on May 20, 2026, at 11:00 a.m., ET, and any adjournments or postponements thereof.
The mailing address of our executive office is 333 Earle Ovington Boulevard, Suite 900, Uniondale, New York, 11553. This proxy statement, the accompanying proxy card and the notice of annual meeting are first being mailed (or emailed solely with respect to the proxy card relating to the special voting preferred stock, par value $0.01 per share (the "special voting preferred stock")) on or about April 16, 2026 to holders of our common stock, par value $0.01 per share (the "common stock") and special voting preferred stock, par value $0.01 per share (the "special voting preferred stock") at the close of business on the record date. The outstanding shares of common stock and special voting preferred stock are the only securities entitled to vote at the annual meeting, and we refer to these securities, collectively, as our voting securities. Along with this proxy statement, we are also sending our Annual Report to Stockholders for the year ended December 31, 2025 (“2025 Annual Report”).
A proxy may confer discretionary authority to vote with respect to any matter presented at the annual meeting. As of the date of this proxy statement, management has no knowledge of any business that will be presented for consideration at the annual meeting and that would be required to be set forth in this proxy statement or the related proxy card other than the matters set forth in the Notice of Annual Meeting of Stockholders. If any other matter is properly presented at the annual meeting for consideration, it is intended that the persons named in the enclosed proxy card and acting thereunder will vote in accordance with their discretion on any such matter.
Instructions to Attend and Vote at the Virtual Annual Meeting
Record Holders: If you were a stockholder of record as of the close of business on the record date (i.e., you held your shares in your own name as reflected in the records of our transfer agent, Equiniti Trust Company, LLC ("ETC"), formerly known as American Stock Transfer & Trust Company), you can attend the annual meeting by accessing
https://edge.media-server.com/mmc/p/3x7pjdfa and entering your 11-digit control number included on the proxy card and the meeting password “arbor2026” to log in. Please note the meeting password is case sensitive. Once you have completed these steps, select the “submit” button, which will take you to the annual meeting page (the “Meeting Page”) where you can vote, submit written questions and listen to the meeting. If you are a stockholder of record and misplaced your 11-digit control number, please call ETC at (800) 937-5449.
Beneficial Owners: If you were a beneficial owner as of the close of business on the record date (i.e., you held your shares in “street name” through an intermediary, such as a bank, broker or other nominee), you must register in advance to attend the annual meeting. To register, please obtain a legal proxy from the bank, broker or other nominee that is the record holder of your shares and then submit the legal proxy, along with your name and email address, to ETC to receive an 11-digit control number that may be used to access the annual meeting site provided above. Any control number that was provided with your proxy materials, likely a 16-digit number, will not provide access to the annual meeting site. Requests for registration and submission of legal proxies should be labeled as “Legal Proxy” and must be received by ETC no later than 5 p.m., ET, on May 13, 2026. All such requests should be submitted (1) by email to proxy@equiniti.com, (2) by facsimile to (718) 765-8730, or (3) by mail to Equiniti Trust Company, LLC, Attn: Proxy Tabulation Department, 1110 Centre Pointe Curve, Suite 101, Mendota Heights, MN 55120. Obtaining a legal proxy may take several days and stockholders are advised to register as far in advance as possible. Once you have obtained your 11-digit control number from ETC, please follow the steps set forth above for “Record Holders” to attend the annual meeting.
Attending as a Guest: If you are a record holder or beneficial owner as of the close of business on the record date, and would like to enter the annual meeting as a guest in listen-only mode, go to https://edge.media-server.com/mmc/p/3x7pjdfa and click the link to join as a guest at the bottom of the log-in page. Please note you will not have the ability to ask questions or vote during the meeting if you participate as a guest.
Record holders and beneficial owners should call ETC at (800) 937-5449 with any questions about attending the annual meeting. If you encounter any difficulties accessing the Annual Meeting webcast when logging in or during the meeting, please refer to the "Application Help" link available on the log in page.
Asking Questions: If you are attending the annual meeting as a stockholder of record or beneficial owner who has registered for the meeting, you can ask questions by clicking the messaging icon on the right side of the toolbar appearing at the top of the Meeting Page and then typing and submitting your question.

Voting Shares: If you are attending the annual meeting as a stockholder of record or beneficial owner as of the record date, who has registered for the meeting, you can vote during the meeting by clicking the link “Vote My Shares” on the Meeting Page and following the prompts.
Voting
If you hold your shares of our voting securities in your own name as a holder of record, you may instruct the proxies to vote your shares by signing, dating and mailing the proxy card in the postage-paid envelope provided. In addition, you may vote your shares of our voting securities during the annual meeting.
If your shares are held on your behalf by a broker, bank or other nominee, you will receive instructions from such individual or entity that you must follow in order to have your shares voted at the annual meeting.
Authorization of your proxy via telephone or the Internet may also be available depending on how you hold your shares. Please reference your proxy card for instructions on how to authorize your proxy by these methods.
Right to Revoke Proxy
If you hold shares of our voting securities in your own name as a holder of record, you may revoke your proxy instructions through any of the following methods:
•send written notice of revocation, prior to the annual meeting, to our Corporate Secretary, at Arbor Realty Trust, Inc., 333 Earle Ovington Boulevard, Suite 900, Uniondale, New York 11553;
•sign and mail a new, later dated proxy card to our Corporate Secretary at the address specified above;
•authorize a later dated vote via the telephone or Internet at least 24 hours prior to the annual meeting; or
•attend the annual meeting and vote your shares during the meeting.
If your shares are held on your behalf by a broker, bank or other nominee, you must contact such broker, bank or other nominee to receive instructions as to how you may revoke your proxy instructions.
Matters to be Considered at the Annual Meeting
At the annual meeting, our stockholders will consider and vote upon:
(1)The election of four Class II directors, each to serve until the 2029 annual meeting of stockholders and until their respective successors are duly elected and qualified;
(2)A proposal to amend and restate our Stock Incentive Plan to authorize the issuance of an additional 8,000,000 shares of common stock as grants of restricted stock, restricted stock units or underlying stock options under the Stock Incentive Plan;
(3)The ratification of the appointment of Ernst & Young as our independent registered public accounting firm for 2026;
(4)A non-binding advisory vote to approve the compensation of our named executive officers as disclosed in this proxy statement; and
(5)The transaction of any other business that may properly come before the annual meeting or any adjournment or postponement of the annual meeting.
This proxy statement, form of proxy and voting instructions are being mailed starting on or about April 16, 2026.
Solicitation of Proxies
The enclosed proxy is solicited by and on behalf of our Board of Directors ("Board" or "Board of Directors"). The expense of preparing, printing and mailing this proxy statement and the proxies solicited hereby are paid for by the Company. In addition to mailing, proxies may be solicited by officers and directors, without additional remuneration, by personal interview, telephone or otherwise. We will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of voting securities held of record at the close of business on the record date and will provide reimbursement for the cost of forwarding the material. In addition, we have engaged Alliance Advisors LLC to assist in soliciting proxies from brokers, banks and other nominee holders of our common stock at a cost of approximately $10,500 plus reasonable out-of-pocket expenses.

Stockholders Entitled To Vote
As of the close of business on the record date, there were 192,361,203 shares of our common stock and 16,170,218 shares of our special voting preferred stock outstanding and entitled to vote. Each share of our common stock and special voting preferred stock entitles the holder to one vote on each proposal. Stockholders of record at the close of business on the record date are entitled to attend and vote at the annual meeting or any adjournment or postponement thereof.
Required Quorum/Vote
A quorum will be present if stockholders entitled to cast a majority of all the votes entitled to be cast at the annual meeting are present in the meeting or by proxy. If you have returned a valid proxy or if you hold your shares of our voting securities in your own name as a holder of record as of the record date and you attend the annual meeting, your shares will be counted for the purpose of determining whether there is a quorum. If a quorum is not present, the annual meeting may be adjourned by the chairman of the meeting or the stockholders entitled to vote at the annual meeting, present in the meeting or by proxy, to a date no more than 120 days after the record date without notice other than announcement at the annual meeting.
Abstentions and broker non-votes will be counted in determining the presence of a quorum. “Broker non-votes” occur when a bank, broker or other nominee holding shares for a beneficial owner returns a properly executed proxy but does not vote on a particular proposal because the bank, broker or other nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Under the rules of the New York Stock Exchange (the “NYSE”), banks, brokers and other nominees who hold shares in “street name” may have the authority to vote on certain matters when they do not receive instructions from beneficial owners. Banks, brokers and other nominees that do not receive instructions are not entitled to vote on (1) the election of directors contained in Proposal No. 1; (2) the proposal to amend and restate the Company's Stock Incentive Plan contained in Proposal No. 2; and (3) the advisory vote on executive compensation contained in Proposal No. 4, but may vote on the ratification of the appointment of the independent registered public accounting firm contained in Proposal No. 3.
Election of each of the director nominees named in Proposal No. 1 requires the affirmative vote of a majority of the votes cast in the election of directors at the annual meeting by holders of our voting securities, except in the case of a contested election, which would require the affirmative vote of a plurality of all the votes cast. In such latter case, the director nominees receiving the highest number of affirmative votes will be elected directors. Shares represented by properly executed and timely returned proxies will be voted, unless such holder of our voting securities abstained from voting, for the election of the Board of Directors’ nominees named in Proposal No. 1. Votes may be cast in favor of or against each of the director nominees. Abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the outcome of the vote on the election of directors. Stockholders may not cumulate votes in the election of directors.
Approval of the amendment and restatement of the Stock Incentive Plan, as specified in Proposal No. 2, requires the affirmative vote of a majority of the votes cast on the proposal at the annual meeting by holders of our voting securities. For purposes of the vote on the Stock Incentive Plan, abstentions and broker non-votes will not have any effect on the result of the vote.
Ratification of the appointment of Ernst & Young as our independent registered public accounting firm for 2026, as specified in Proposal No. 3, requires the affirmative vote of a majority of the votes cast on the proposal at the annual meeting by holders of our voting securities. If this appointment is not ratified by holders of our voting securities, the Audit Committee and our Board of Directors may each reconsider its appointment and endorsement. Abstentions will not be counted as votes cast and will have no effect on the outcome of the vote for this proposal. We do not expect any broker non-votes on this proposal. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interest.
Approval, on an advisory basis, of the compensation of our named executive officers (“NEOs”) as disclosed in this proxy statement, as specified in Proposal No. 4, requires the affirmative vote of a majority of the votes cast on the proposal at the annual meeting by holders of our voting securities. Abstentions and broker non-votes, if any, will not be counted as having been cast and will have no effect on the outcome of the vote for this proposal. The vote on Proposal No. 4 is non-binding on the Board and the Compensation Committee and will not be construed as overruling any decision by the Board or the Compensation Committee. The Board and the Compensation Committee expect to take the results of this vote into consideration when making future compensation decisions with respect to the NEOs, but are not required to do so.

If the enclosed proxy is properly executed and returned in time to be voted at the annual meeting, it will be voted as specified on the proxy, unless it is properly revoked prior thereto. If no specification is made on the proxy as to any one or more of the proposals, the following action will be taken with respect to each share of our voting securities represented by the proxy:
(1)A vote will be cast FOR the election of each of the four Class II directors, each to serve until the 2029 annual meeting of stockholders and until their respective successors are duly elected and qualified;
(2)A vote will be cast FOR the amendment and restatement of the Stock Incentive Plan to authorize the issuance of an additional 8,000,000 shares of common stock as grants of restricted stock, restricted stock units or underlying stock options under the Stock Incentive Plan;
(3)A vote will be cast FOR the ratification of the appointment of Ernst & Young as our independent registered public accounting firm for 2026;
(4)A vote will be cast FOR the adoption of a non-binding advisory resolution to approve the compensation of our NEOs as disclosed in this proxy statement; and
(5)A vote will be cast in the discretion of the proxy holder on any other business that properly comes before the annual meeting or any adjournment or postponement thereof.
As of the date of this proxy statement, we are not aware of any other matter to be presented at the annual meeting.
Multiple Copies of Annual Report to Stockholders
A copy of our 2025 Annual Report will be mailed to stockholders entitled to vote at the annual meeting with this proxy statement and is also available without charge to stockholders upon written request to: Arbor Realty Trust, Inc., 333 Earle Ovington Boulevard, Suite 900, Uniondale, New York, 11553, Attn: Investor Relations. You may also access our 2025 Annual Report as filed with the Securities and Exchange Commission (the “SEC”) under the “Investor Relations — SEC Filings” link on our website at www.arbor.com.
With a view towards environmental concerns, and in order to reduce printing and postage costs, we have undertaken an initiative to deliver only one annual report and one proxy statement to multiple stockholders sharing an address. However, this delivery method, called “householding,” will not be used if we receive contrary instructions from one or more of the stockholders sharing an address. If your household has received only one annual report and one proxy statement, we will deliver promptly a separate copy of the annual report and the proxy statement to any stockholder who sends a written request to the Corporate Secretary, Arbor Realty Trust, Inc., 333 Earle Ovington Boulevard, Suite 900, Uniondale, New York, 11553. You may also contact our Corporate Secretary at (516) 506-4200. You may also write to our Corporate Secretary if you would like to receive separate copies of our annual report and proxy statement in the future. Even if your household has received only one annual report and one proxy statement, a separate proxy card has been provided for each stockholder account. If you are submitting a proxy by mail, each proxy card should be marked, signed, dated and returned in the enclosed self-addressed envelope.
If your household has received multiple copies of Arbor’s annual report and proxy statement, you can request the delivery of a single copy in the future by marking the designated box on the enclosed proxy card.
If you own shares of common stock through a bank, broker or other nominee and receive more than one annual report and proxy statement, contact the holder of record to eliminate duplicate mailings.
Voting Results
ETC, our independent tabulating agent, will have a representative present at the annual meeting and will tabulate the votes and act as the Inspector of Election. We will publish the voting results in a Current Report on Form 8-K, which will be filed within four business days of our annual meeting of stockholders.
Confidentiality of Voting
We will keep all proxies, ballots and voting tabulations confidential. We will permit only our Inspector of Election, ETC, and our outside legal counsel to examine these documents, except: (1) as necessary to meet applicable legal requirements; (2) if a stockholder writes comments on the proxy card directed to our Board of Directors or management; or (3) in the event a proxy solicitation in opposition to the election of the nominees is initiated.

Recommendations of the Board of Directors
The Board of Directors recommends a vote:
(1)FOR the election of each of Mr. Ivan Kaufman, Mr. Melvin F. Lazar, Dr. Carrie Wilkens and Mr. John Natalone as Class II directors, each to serve until the 2029 annual meeting of stockholders and until their respective successors are duly elected and qualified;
(2)FOR the amendment and restatement of the Stock Incentive Plan to authorize the issuance of an additional 8,000,000 shares as grants of restricted stock, restricted stock units or underlying stock options under the Stock Incentive Plan;
(3)FOR the ratification of the appointment of Ernst & Young as our independent registered public accounting firm for 2026;
(4)FOR the adoption of a non-binding advisory resolution to approve the compensation of our NEOs as disclosed in this proxy statement; and
(5)In the discretion of the proxy holder on any other business that properly comes before the annual meeting or any adjournment or postponement thereof.

BOARD OF DIRECTORS
General
Our Board of Directors presently consists of ten members. Pursuant to our charter, the Board of Directors is divided into three classes of directors, with each director serving for a term expiring at the annual meeting of stockholders held in the third year following the year of their election and until their successors are duly elected and qualified, with one class up for election at each annual meeting. At this year’s annual meeting, the term of our Class II directors will expire. Our other directors will remain in office for the remainder of their respective terms, as indicated below.
At the annual meeting, stockholders will vote on the elections of Mr. Kaufman, Mr. Lazar, Dr. Wilkens and Mr. Natalone each for a three-year term to serve until the 2029 annual meeting of stockholders and until their successors are duly elected and qualified.
The following table sets forth information concerning the ten directors who: (1) are nominees for election at this year’s annual meeting; or (2) whose terms are not expiring.

Directors Who are Nominees for Election
Name	Class	Age	New Term to Expire at Annual Meeting in
Ivan Kaufman	II	65	2029
Melvin F. Lazar	II	87	2029
Carrie Wilkens	II	56	2029
John Natalone	II	60	2029

Directors Whose Terms are Not Expiring
Name	Class	Age	Term Expires at Annual Meeting in
Kenneth J. Bacon	III	71	2027
William C. Green	III	65	2027
Elliot Schwartz	III	65	2027
Caryn Effron	I	64	2028
Edward Farrell	I	65	2028
George Tsunis	I	58	2028
Nominees
Ivan Kaufman. Mr. Kaufman has served as our Chairman, Chief Executive Officer ("CEO") and President since June 2003. Mr. Kaufman has been CEO and President of Arbor Commercial Mortgage, LLC ("ACM") since its inception in 1993. ACM was our external manager from our inception through the middle of 2017. ACM remains active in the commercial real estate industry. In 1983, Mr. Kaufman co-founded a predecessor of Arbor National Holdings Inc. and its residential lending subsidiary, Arbor National Mortgage Inc., which went public in 1992. In 1995, the company was sold to Bank of America. In connection with the sale of Arbor National Holdings, Inc., ACM was formed with a focus on multifamily lending, eventually becoming a seller/servicer for Fannie Mae and Freddie Mac and thereby creating the eventual platform of Arbor. In 2016, ACM sold its agency business to us, creating a consolidated, comprehensive real estate finance franchise.
Mr. Kaufman has previously served as the Chair of the Independent Judicial Election Qualification Commission for the 10th Judicial District of New York. He has also served on the National and Regional Advisory Boards of Fannie Mae and on the Board of Directors of the Empire State Mortgage Bankers Association.
He was previously named regional “Entrepreneur of the Year” by Inc. Magazine for his outstanding achievements in financial services. Mr. Kaufman also served as a regional spokesperson for Global ReLeaf, a program of the American Forestry Association, which led to his appointment as a delegate of the International Arid Lands Consortium. He has guest lectured at Harvard Business School’s Real Estate Club and is a featured presenter at Columbia University and Wharton Business School.

Mr. Kaufman is a dedicated community leader who founded the North Shore Hebrew Academy High School, a state-of-the-art, 11-acre academy now regarded as one of the premier college preparatory schools in the Northeast. In addition, he has served on the Board of Trustees of The Birthright Israel Foundation.
Melvin F. Lazar. Mr. Lazar has served as one of our directors from his appointment in November 2003 until May 2011 and since his re-appointment in December 2011. Mr. Lazar was the founder of Lazar Levine & Felix LLP, certified public accountants, was its managing partner from 1969 until 2002, and continued as an employee of the firm, now known as Baker Tilly, LLC, until his retirement in 2014. Mr. Lazar specializes in business valuations and merger and acquisition activities. Mr. Lazar serves on the Board of Directors of Active Media Services, Inc., a privately-held corporate trading company and is former Chairman of the Audit Committee of Enzo Biochem, Inc., a publicly-held biotechnology company. Mr. Lazar served as the Chair of the Board's Audit Committee for more than twenty years and has stepped down from that position as of December 31, 2025.
As the managing partner of a certified public accounting firm for over 30 years and a former member of the audit committees of a public biotechnology company and a private corporate trading company, Mr. Lazar has extensive accounting and financial expertise in a variety of industries, which led the Board of Directors to conclude that he should serve as our director and continue as a member of the Audit Committee.
Carrie Wilkens. Dr. Wilkens was appointed to our Board of Directors in October 2023. Dr. Wilkens is a psychologist with over 25 years of experience in the practice and dissemination of evidence-based treatments for substance use and Post-Traumatic Stress. She is the Co-Founder and Clinical Director of the Center for Motivation and Change ("CMC"), a large private group practice of clinicians serving all ages in New York City, Long Island, NY, Washington, D.C., and San Diego, CA, and CMC: Berkshires, a private residential program for adults. Dr. Wilkens is the co-author of the award-winning book, Beyond Addiction: How Science and Kindness Help People Change - a practical guide for families dealing with substance problems in a loved one, and The Beyond Addiction Workbook for Family and Friends: Evidence-Based Skills to Help a Loved-One Make Positive Change. She is also Co-President and CEO of the CMC: Foundation for Change, a non-profit with the mission of improving the dissemination of evidence-based ideas and strategies to professionals and loved ones of individuals struggling with substance use. Prior to CMC, Dr. Wilkens was a Project Director on a large federally funded Substance Abuse and Mental Health Services Administration grant in addition to working as an executive consultant with WJM Associates. She is regularly sought out by the media to discuss issues related to substance use disorders and has been on the CBS Morning Show, Fox News, the Katie Couric Show, frequent NPR segments, and a guest on over 30 podcasts, including “Ten Percent Happier” with Dan Harris. She also appeared in the HBO documentary “Risky Drinking.” Dr. Wilkens is a member of the Association for Behavioral and Cognitive Therapies and the American Association of Addiction Psychiatry.
Dr. Wilkens experience in managing several successful enterprises and her deep understanding of behaviors and inter-personal dynamics, led the Board of Directors to conclude that Dr. Wilkens should serve as our director.
John Natalone. Mr. Natalone joined the Board in January 2026. Mr. Natalone served as our Executive Vice President-Treasury and Servicing from 1995 to 2025, during which time he was responsible for managing all our financing and bank relationships, as well as Arbor's Asset and Credit Risk Management functions. He also oversaw Arbor's Treasury and Servicing operations and served as a member of Arbor's loan committee. Mr. Natalone continues to serve as an Executive Vice President of Arbor while assisting with the transition of his prior responsibilities and working on special projects with the CEO. Mr. Natalone joined Arbor National Holdings, Inc., the predecessor company of ACM, in 1991 and served as Senior Director, Office of the President from 1991 to 1995, where he assisted the President in overseeing various business units. Prior to joining Arbor, Mr. Natalone held positions at GE Mortgage and Ernst & Young.
Mr. Natalone’s extensive tenure with Arbor, including his prior service and responsibility for overseeing the Company’s financing and bank relationships, treasury and servicing operations, and asset and credit risk management functions, together with his experience at GE Mortgage and Ernst & Young, provides the Board with significant expertise in capital markets, liquidity management, credit risk oversight and operational leadership. Based on these qualifications and his deep familiarity with Arbor’s business, the Board of Directors concluded that Mr. Natalone should serve as our director.
Continuing Directors
Kenneth J. Bacon. Mr. Bacon has served as one of our directors since April 2020. Mr. Bacon is co-founder and managing partner of RailField Partners, an entrepreneurially run financial advisory and asset management firm focused on the multifamily sector which was started in 2013. Prior to forming RailField, he spent 19 years at Fannie Mae as the Executive Vice President of Multifamily Mortgage Business, where he was responsible for the management and marketing of Fannie Mae’s portfolio of multifamily loans and investments and had roles serving single-family housing and directing investments in community development. During his tenure, he grew the firm’s portfolio from $56 billion to more than $195 billion, consisting primarily of multifamily mortgages and over $6 billion of conventional equity, tax credits, and mezzanine debt. He also managed the American Communities Fund at Fannie Mae, which was established to provide loans and equity to for-sale and rental housing developments to increase the supply of affordable housing and to revitalize communities. Before joining Fannie Mae, he was Director of the Office of Securitization for the Resolution Trust Corporation and held officer positions at Morgan Stanley and Kidder Peabody.
Mr. Bacon serves as Chairman of the Board at Welltower, Inc., and Nominating and Governance Chair at Comcast Corporation. Additionally, he serves on the Board of Directors for Dominium, one of the nation’s largest privately-owned affordable housing development and management companies. He previously served as Risk Committee Chair at Ally Financial, Inc.
Mr. Bacon is active in several nonprofit and trade groups, including The Real Estate Roundtable, and is an emeritus director of the Real Estate Executive Council. He also serves as board chair of Martha’s Table, a community nonprofit based in Washington, D.C., and board member at the Urban Institute, a leading Washington, D.C. think tank. He is currently an adjunct professor at the McDonough School of Business — Steers Center for Global Real Estate at Georgetown University.
Mr. Bacon’s significant experience in the financial and housing industries, government affairs and the non-profit, educational and philanthropic communities led the Board of Directors to conclude that he should serve as our director.
William C. Green. Mr. Green has served as one of our directors since February 2012. Mr. Green currently serves as the principal of Ginkgo Residential and its affiliates, which is focused on providing acquisition, construction management, accounting and asset management services to multifamily properties. Additionally, Mr. Green is the Co-CEO of Ginkgo REIT, Inc., a non-traded real estate investment trust. Prior to that, Mr. Green held senior level positions within Starwood Capital, Wachovia Securities and Banc of America Securities where he focused exclusively on commercial real estate capital markets and commercial real estate asset management activities. Mr. Green is also a director for Ginkgo REIT, Inc. and is a director of Royal Oak Realty Trust. In March 2013, Mr. Green was appointed to serve as Lead Director. See “Corporate Governance Profile — Role of the Lead Director” for further information.
Mr. Green’s leadership experience at several organizations provides him with insight and expertise on the real estate, banking and financial services industries in general, which led the Board of Directors to conclude that he should serve as our director and as the Lead Director and Chair of the Compensation Committee.
Elliot Schwartz. Mr. Schwartz has served as one of our directors since June 2018. Mr. Schwartz is the co-founder, CEO and General Counsel of Debt Recovery Solutions, LLC, a national accounts receivable management agency. Founded in 2002, the organization purchases and manages distressed consumer receivables in the financial, education, telecommunication and medical sectors. Mr. Schwartz manages all aspects of the company’s operation as well as its compliance with city, state and federal rules and regulations that govern the industry. Prior to founding Debt Recovery Solutions, LLC, Mr. Schwartz served as Senior Vice President, General Counsel and Principal at Coldata, Inc., for more than a decade. The debt management company provided accounts receivable management services to various financial institutions as well as City, State and Federal governmental agencies throughout the United States. After Coldata was sold in 1999, Mr. Schwartz continued his responsibilities under the acquisition until 2002. Mr. Schwartz is a member of the Nassau County Bar Association, New York State Bar Association, Receivables Management Association and the American Collectors Association.
As the co-founder and CEO of an organization with a focus in distressed assets in various markets, and his experience in debt management recovery services, which has led the Board of Directors to conclude that Mr. Schwartz should serve as our director and as Chair of the Corporate Governance Committee.
Caryn Effron. Ms. Effron has served as one of our directors since December 2021. Ms. Effron is a commercial real estate finance executive, angel investor, entrepreneur, and change-maker. She has over 25 years of experience in commercial real estate, capital markets, asset management, and capital raising. Ms. Effron was a Managing Director at Ackman-Ziff Real Estate Group, where she specialized in debt and mezzanine financing and has financed over $1 billion in transactions. In 2016, she co-founded Declare (f/k/a Parity-Partners), a community-driven leadership platform focused on mentorship and professional development for women and minorities within finance. For the past decade, Ms. Effron has been an active angel investor and advisor to diverse founders including Learnvest, Springboard, Finhabits, The Helm, and OurOffice. She is a Limited Partner in several women- and diverse-led funds including 645Ventures, Avid Ventures, Inspired Capital, Stellation Capital, Clerisy, and Invictus Global Management. Ms. Effron is a Founding Member and the Co-Chair of the Board of Directors for a New York non-profit, IDiF, which seeks to advance representation of woman and minorities in the asset management industry, create a culture of capital that embraces diversity and accelerate economic justice. She also currently serves on the Board of Directors for Code Nation, which strives to equip students in under-resourced schools with fundamental coding skills and professional experiences that together create access to careers in technology.

Due to her diverse business and leadership experience in the commercial real estate and capital markets industries, the Board of Directors has concluded that Ms. Effron should serve as our director.
Edward Farrell. Mr. Farrell has served as one of our directors since June 2018. Mr. Farrell has more than 35 years of financial administration and leadership experience in the financial services industry. Mr. Farrell served as the first CFO of Cipher Mining Inc. ("Cipher") and played a pivotal role in taking Cipher public in 2021. He retired from this position in October 2025 and currently serves as a Senior Advisor to Cipher. From 2003 through 2021, he served as Senior Vice President, Chief Accounting Officer, Corporate Controller and Interim CFO of AllianceBernstein, L.P., a global investment management and research firm. In this capacity, Mr. Farrell oversaw all duties relating to corporate accounting, financial planning and analysis, tax and treasury, SEC and compliance reporting, as well as global real estate and facilities management. Previously, Mr. Farrell served nine years with Nomura Securities International, Inc., a global investment bank, and held several senior level positions, including CFO. Prior to that, he spent a decade at the investment bank, Salomon Brothers Inc. He began his career at PricewaterhouseCoopers. Mr. Farrell is a Certified Public Accountant and holds the FINRA series 27 license.
The Board of Directors has concluded that Mr. Farrell should serve as our director due to his extensive financial administration and leadership experience in the financial services industry.
George Tsunis. Mr. Tsunis has served as one of our directors from his appointment in August 2016 until April 2022 and since his re-appointment in March 2025. Mr. Tsunis is the founder, Chairman, and CEO of Chartwell Hotels, which owns, develops, and manages Hilton, Marriott, and InterContinental Hotels Group franchises across the Northeast and Mid-Atlantic. Chartwell is also involved in community development and renewal projects, which help regions benefit from tourism, business travel, and other domestic and international investments. Prior to founding Chartwell, Mr. Tsunis was a partner at the law firm Rivkin Radler LLP, which is one of Long Island, New York’s largest law firms. He has represented both private clients and municipalities in the practice areas of land use and zoning, real estate corporate law, municipal law, and commercial litigation. Mr. Tsunis previously served as Chairman of The Battery Park City Authority, a New York State public benefit corporation that oversees Battery Park City, a 92-acre planned development on Manhattan’s lower west side. Mr. Tsunis was the United States Ambassador to Greece from May 2022 to January 2025. He helped elevate the U.S. government’s relations with Greece and promoted energy connectivity and resiliency with the foreign government’s neighbors. In addition, Mr. Tsunis has been involved in philanthropic work that benefits Greece and its diaspora, including supporting and serving on the boards of several non-profit and scientific research organizations.
As a founder, principal, and member of various organizations, Mr. Tsunis has an extensive background in real estate, law, finance and public policy, which has led the Board of Directors to conclude that he should serve as our director.
Independent Director Skills Matrix
To effectively execute our business strategy, the Company is committed to having a Board that consists of directors who bring the optimal mix of skills, expertise and backgrounds to promote effective oversight. The Board seeks a balanced mix of both new and experienced directors and believes this balance is achieved with its current directors. To ensure that the members of the Board have an appropriate mix of skills and experiences, the Board evaluates the following skill matrix.

Corporate Governance Profile
We are committed to good corporate governance practices and, as such, we have adopted formal corporate governance guidelines to enhance our effectiveness. The guidelines address, among other things, Board member qualifications, responsibilities, education and management succession. A copy of our corporate governance guidelines may be found on our website at www.arbor.com under the heading “Investor Relations — Corporate Governance.”
The Board of Directors met on eight occasions and acted by unanimous written consent on nine occasions during 2025. No incumbent director attended fewer than 75 percent of all meetings of our Board of Directors and the committees on which such director served during 2025.
Senior Officer Code of Ethics and Code of Business Conduct and Ethics
We have a code of ethics for chief executive and senior financial officers that is applicable to our CEO, Chief Financial Officer ("CFO"), Chief Accounting Officer, Chief Credit Officer and Controller. This senior officer code also applies to persons performing similar functions to the aforementioned officers. We also have a code of business conduct and ethics applicable to all employees, officers and directors. Both codes are available on our website at www.arbor.com under the heading “Investor Relations — Corporate Governance.” You may also obtain these documents, as well as our corporate governance guidelines, in print free of charge by writing to us at Arbor Realty Trust, Inc., 333 Earle Ovington Boulevard, Suite 900, Uniondale, New York, 11553, Attention: Investor Relations. Amendments to, and waivers from, the senior officer code of ethics and the code of business conduct and ethics will be disclosed at the same website address and heading as provided above. We have filed our 2025 Domestic Company Section 303A CEO Certification with the NYSE without any qualifications. Our Sarbanes-Oxley Section 302 Certification was filed as an exhibit to our 2025 Annual Report.
Combined Principal Executive Officer and Board Chair Positions
Mr. Kaufman serves as both our CEO and Chairman of the Board of Directors, which the Board has determined is the most appropriate governance structure for us. Mr. Kaufman has served in this capacity since Arbor’s formation in 2003. With over 40 years of experience in the real estate finance industry, Mr. Kaufman has a breadth of unique and specialized knowledge about our business operations. Mr. Kaufman solicits input from our Board of Directors regarding the Board agenda and processes. To facilitate coordination with the independent directors and the exercise of independent judgment by the Board of Directors, our non-management directors, each of whom are independent directors under the NYSE’s Corporate Governance Standards, meet regularly in executive session without any members of management present. The Lead Director, as further discussed below, chairs the executive sessions of our non-management directors, facilitates communication between the independent directors and the Chairman of the Board, ensures appropriate information is sent to the Board and works with the Chairman to identify agenda and other discussion items for the Board.
Role of the Lead Director
William C. Green currently holds the position of Lead Director of the Board of Directors. The Lead Director is responsible for: (1) serving as a liaison between the Chairman and other members of the Board; (2) presiding at, and preparing the agenda for, all executive sessions of the independent, non-management directors; (3) working with the Chairman and members of management to schedule Board meetings and prepare agendas; (4) working with the Chairman and members of management to assure the adequacy and timing of information provided to the Board; (5) retaining outside advisors to the Board, if necessary or desirable; and (6) performing such other duties as may be requested by the Chairman or the Board.
Role of the Board of Directors in the Oversight of Risk Management
The Audit Committee takes the lead for the Board in oversight of our risk management activities. At least quarterly, the Audit Committee receives a review of our investment portfolio and quarterly results from our CFO and an internal audit report and a Sarbanes-Oxley compliance report from our internal auditor, DLA, LLC. The review of our investment portfolio and quarterly results covers a wide range of topics and potential issues that could impact us, including matters such as investment performance, investment risks, counterparty risks of asset management activities and balance sheet, results of operations, key financial metrics and operational and integration risks. The internal audit plan is approved by the Audit Committee and regular reports on the progress and results of the internal audit program are provided to the Audit Committee. Our independent registered public accounting firm, Ernst & Young, provides the audit report. Aspects of these reports are presented to the full Board at least quarterly by either the Chairman of the Audit Committee or the member of management responsible for the given subject area. In addition, the entire Board of Directors receives reports from our General Counsel with respect to any legal or regulatory matters that could materially affect us. To more effectively prevent, detect and respond to information security threats, we maintain a robust cybersecurity program, which is supervised by the Chief Technology Officer, whose team is responsible for leading enterprise-wide cybersecurity strategy, policy, standards, and processes. The Information Technology team is supported by the Cyber Incident Response Team (“IRT”), which is comprised of members of our Information Technology and Legal teams. The Audit Committee receives biannual reports from the IRT, as presented by the Chief Technology Officer and General Counsel, on, among other things, the Company’s cyber risks and threats, the status of projects to strengthen our information security systems, assessments of our security program and the emerging threat landscape. The Audit Committee regularly reports on these matters to the Board of Directors. The Compensation Committee takes the lead for the Board in oversight of risk relating to compensation matters.

The Compensation Committee considers, in establishing and reviewing our executive compensation program, whether the program encourages unnecessary risk taking and has concluded that it does not.
Role of the Board of Directors in the Oversight of Environmental, Social and Governance (“ESG”) Matters
Arbor continually examines and refines its governance structure with respect to sustainability. These efforts include revisiting the commitment made across the organization and determining the most appropriate systems and procedures to ensure proper oversight by senior management and the Board. Our governing Statement of ESG Principles can be found on our website at www.arbor.com under the heading “About-Our Responsibility.” Our Board will continue to engage with senior management on short- and long-term strategies as they relate to ESG matters. However, the primary responsibility of reviewing Arbor’s ESG plans and management’s performance in delivering on those plans, resides with the Corporate Governance Committee. This decision was made given the scope of the Corporate Governance Committee’s responsibilities and the fact that several directors who have experience in ESG matters, including managing these issues in senior leadership or advising roles in the financial services sector, sit on this committee. The Board continually monitors our initiative to integrate ESG into our business operations, as well as investment processes and strategies, paying particular attention to expectations in the market and newly emerging regulatory requirements.
The Chairman of the Corporate Governance Committee, after presentations to the committee by senior management and the chair of the ESG Taskforce, makes regular reports to the Board. Arbor’s ESG Taskforce was created in 2021, and expanded in 2023, with the inclusion of appointed ambassadors in each of Arbor's primary office locations, each of whom are responsible for increasing awareness of and participation in initiatives, projects and reporting obligations. The Corporate Governance Committee continues to be directly responsible for overseeing Arbor’s ESG policy and strategy, including those initiatives spearheaded by the ESG Taskforce, as reflected in its charter.
As the focus on sustainability, as an appropriate corporate objective, remains a priority for the investing public, Arbor has continued to assess current processes for measuring, disclosing, and reporting ESG metrics. As previously disclosed, we have continued to abide by our commitment to reducing our impact on the environment, fostering social responsibilities, and maintaining openness and transparency with respect to our ESG initiatives, through our Statement of ESG Principles and the work of our ESG Taskforce. While our ESG Principles may change from time to time to address a changing environment, Arbor’s culture will continuously support our ESG framework.
We continue to affirm our commitment to a cleaner energy infrastructure by investing in the use and occupancy of office space, other facilities and equipment that support sustainability, carbon reduction, and energy management, as well as maintaining our active and significant participation in the green and affordable lending arenas.
This promise to support our surrounding community, and world at large, has also translated to a renewed commitment to certain initiatives and an exploration of new opportunities, largely related to the ESG principles found in our Statement of ESG Principles. Our recent ESG initiatives include: (1) the launch of a domestic and international tree planting program, aimed at supporting two highly successful reforestation efforts, on behalf of Arbor’s customers; (2) a continuation of our partnership with Project Destined, a real-estate finance focused internship program, providing underserved youth with the ability to gain and fine-tune technical, financial and leadership skills and giving us the opportunity to source talent with a broad range of experience; (3) continued participation with Future Housing Leaders, which is a Fannie Mae-led recruiting service that helps companies create a more diverse workforce through intentional sourcing and recruiting; (4) the establishment of relationships with reputable and impactful organizations serving the communities in which our employees work and live; and (5) periodic review and revamping of Arbor’s corporate and Board-directed governance to more clearly reflect its commitment to ESG. For more detailed information of our ESG initiatives, see our ESG Report on our website at www.arbor.com.
We are certain that these initiatives, among others we may develop from time to time, will make Arbor a better place to work, and a more impactful participant in the ever-evolving global markets.
Director Independence
Of our ten directors, eight of our directors have been determined by our Board of Directors to be independent for purposes of the NYSE’s Corporate Governance Standards. Our independent directors are currently Dr. Wilkens, Ms. Effron, and Messrs. Green, Lazar, Farrell, Schwartz, Bacon and Tsunis. In determining director independence, the Board of Directors reviewed, among other things, whether any transactions or relationships currently exist, or have existed in the past, between each director and the Company and our subsidiaries, our management, affiliates and equity investors or independent registered public accounting firm. In particular, the Board reviewed current or recent business transactions or relationships or other personal relationships between each director and the Company, including such director’s immediate family and companies owned or controlled by the director or with which the director was affiliated. The purpose of this review is to determine whether any such transactions or relationships failed to meet any of the objective tests promulgated by the NYSE for determining independence or were otherwise sufficiently material as to be inconsistent with a determination that the director is independent. The Board also examined whether there were any such transactions or relationships between each director and members of our senior management or our affiliates.
In reviewing the independence of Mr. Green, the Corporate Governance Committee and the Board considered that in 2017, Ginkgo Investment Company, LLC ("Ginkgo"), of which Mr. Green is a 33% managing member, purchased a multifamily apartment complex, which assumed a Fannie Mae loan that we service. Ginkgo subsequently sold the majority of its interest in this property and currently owns a 3.6% interest. Upon the purchase by Ginkgo, we received a 1% loan assumption fee which was governed by existing loan agreements that were in place when the loan was originated in 2015, prior to such purchase. Subsequent to the closing, in 2018, the Ginkgo sponsored entity obtained a supplemental loan from Fannie Mae on the same apartment complex, a loan which we also service. The majority of the proceeds were used for additional capital investment into the apartment complex and for a reimbursement of some of the capital invested by the Ginkgo sponsored entity. In July 2023, the Fannie Mae loan was paid off in full. In August 2025, the Corporate Governance Committee and the Board approved a $4 million bridge loan to Ginkgo Spencer Crossing LLC, a single purpose entity owning a 54-unit fractured condominium property in Greensboro, North Carolina, which is indirectly owned by Ginkgo REIT Inc. The loan has a 12-month term and bears interest at SOFR plus 3.25% and includes a 1% origination fee and 1% exit fee. The transaction was reviewed pursuant to the Company's related party transactions policy and was analyzed in accordance with the Company's underwriting policies and procedures, with market-based terms consistent with loans made in the ordinary course of business. After reviewing these and other relevant facts, the Corporate Governance Committee and the Board of Directors determined that the investments had no impact on Mr. Green's independence.
In reviewing the independence of Ms. Effron, the Corporate Governance Committee and the Board reviewed an investment of $250,000 made by ACM in a business of which Ms. Effron’s son is a principal and in which Ms. Effron also had an investment. The Corporate Governance Committee reviewed the percentage of ACM’s interest in the company and acknowledged that neither ACM nor Ms. Effron had any management role in, or control over the company in question. After reviewing all relevant facts with respect to ACM’s investment, the Corporate Governance Committee and the Board concluded that the investment had no impact on Ms. Effron’s independence.
In reviewing the independence of Dr. Wilkens, the Corporate Governance Committee and the Board reviewed an investment of $100,000 made by a trust established by Mr. Kaufman for the benefit of his children in two affiliated businesses in which Dr. Wilkens is a principal. The Corporate Governance Committee and the Board both took into account the relative modest level of investment by the trust, which represents a small percentage of both the trust’s assets and the assets of business in which the trust invested, the fact that the trust had no significant control over the businesses and the fact that Mr. Kaufman had no investment in the businesses. After reviewing these and other relevant facts, the Corporate Governance Committee and the Board determined that the investment had no impact on Dr. Wilkens’ independence.
In reviewing the independence of Mr. Tsunis, the Board considered his investment of $50,000 with an affiliated entity of ACM, which was formed to invest in commercial real estate on a property-by-property basis with a pool of qualified investors.
As a result of its review, the Board affirmatively determined that Dr. Wilkens, Ms. Effron and Messrs. Green, Lazar, Farrell, Schwartz, Bacon and Tsunis were independent under the NYSE listing standards.
Board Committees
During 2025, our Board had four standing committees, the principal functions of which are briefly described below. Matters put to a vote at any one of our four committees must be approved by a majority of the directors on the committee who are present at a meeting at which there is a quorum or by unanimous written consent of all the directors on that committee. Our Board of Directors may from time to time establish certain other committees to facilitate the management of the Company.
Audit Committee
Our Board of Directors has established an Audit Committee, which is currently composed of five of our independent directors, Ms. Effron and Messrs. Farrell, Lazar, Green and Bacon. Each of these directors satisfy the independent requirements of the NYSE and the SEC. During 2025, the Audit Committee met on four occasions and acted by unanimous written consent once. The Audit Committee selects and appoints our independent registered public accounting firm and assists the Board in overseeing: (1) the integrity of our financial statements; (2) our independent registered public accounting firm’s qualifications and independence; (3) the performance of our independent registered public accounting firm and our internal audit function; (4) cybersecurity; and (5) our compliance with legal and regulatory requirements.
Mr. Lazar has served as the Chair of the Board's Audit Committee for more than twenty years and has resigned from that position as of December 31, 2025. As of January 1, 2026, the Board appointed Mr. Farrell to be the Chair of the Audit

Committee of the Board. The Board has determined that Mr. Farrell qualifies as an “Audit Committee financial expert” as defined by the rules of the SEC and that each member of the Audit Committee is “financially literate.” The Audit Committee is governed by a charter that has been adopted by the Board of Directors.
Compensation Committee
Our Board of Directors has established a Compensation Committee, which is currently composed of six of our independent directors, Dr. Wilkens and Messrs. Farrell, Green, Lazar, Schwartz and Tsunis. Each of these directors satisfy the independence requirements of the NYSE and qualify as "non-employee directors" under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). During 2025, the Compensation Committee met on two occasions and acted by unanimous written consent on one occasion. Mr. Green currently serves as the Chairman of the Compensation Committee.
The principal functions of the Compensation Committee are to: (1) evaluate the performance of our executive officers (as described further in “Executive Compensation”); (2) review the compensation payable to our executive officers and non-employee directors; (3) review and discuss with management the compensation discussion and analysis disclosure included in this proxy statement; (4) administer our Stock Incentive Plan and the issuance thereunder of any awards to our employees; and (5) monitor compliance by our senior management with our Stock Ownership Guidelines. The Compensation Committee is governed by a charter that has been adopted by the Board of Directors. The charter allows the Compensation Committee to delegate its authority to subcommittees, as appropriate. In addition, the Board has delegated to our CEO limited authority to grant awards of common stock in connection with (1) the hiring of new employees in an amount up to the lesser of (i) $250,000 or (ii) 25% of the employee’s base salary and (2) the retention of key employees up to a maximum annual aggregate amount of $2 million.
Corporate Governance Committee
Our Board of Directors has established a Corporate Governance Committee, which is currently composed of five of our independent directors, Dr. Wilkens, Ms. Effron and Messrs. Bacon, Schwartz and Tsunis. Each of these directors satisfy the independence requirements of the NYSE. During 2025, the Corporate Governance Committee met two times and acted by unanimous written consent once. Mr. Schwartz currently serves as the Chairman of the Corporate Governance Committee.
The Corporate Governance Committee is responsible for seeking, considering and recommending to the Board qualified candidates for election as directors and recommending a slate of nominees for election as directors at each annual meeting of stockholders. The Corporate Governance Committee is also responsible for: (1) preparing and submitting to the Board for adoption the committee’s selection criteria for director nominees; (2) reviewing and making recommendations on matters involving general operation of the Board and our corporate governance; (3) annually recommending to the Board nominees for each committee of the Board; and (4) overseeing Arbor’s ESG policy and strategy.
The committee annually facilitates the assessment of the Board of Directors’ performance as a whole and of the individual directors and reports thereon to the Board. The Corporate Governance Committee is governed by a charter that has been adopted by the Board of Directors.
Copies of the charters of the Audit Committee, the Compensation Committee and the Corporate Governance Committee are available on our website, www.arbor.com, under the heading “Investor Relations — Corporate Governance.” You may also obtain these documents in print free of charge by writing the Company at Arbor Realty Trust, Inc., 333 Earle Ovington Boulevard, Suite 900, Uniondale, New York, 11553, Attention: Investor Relations.
Special Financing Committee
Our Board of Directors has established a Special Financing Committee, which is currently composed of our Chairman, CEO and President, our Lead Director and the Chairman of the Audit Committee. During 2025, the Special Financing Committee acted by unanimous written consent on thirteen occasions.
The Special Financing Committee is authorized to approve our guaranties of the following with respect to credit facilities to which our direct and indirect subsidiaries are a party: (i) a credit facility in an original principal amount of $350 million or less, with an initial maturity date of three years or less or if the facility finances only one underlying mortgage loan, for the term of the underlying mortgage loan, for the term of the underlying loan; or (ii) an amendment to an existing credit facility relating to (1) an increase to the principal amount of the credit facility by an amount not to exceed $350 million and for a period not to exceed three years; (2) any extension of the maturity dates or borrowing expiration dates for a period not to exceed three years at a time or if the facility finances only one underlying mortgage loan, for the term of the underlying mortgage loan; and (3) any other amendments, provided that any such amendment does not result in (x) an increase in the principal amount of the obligations under a credit facility by an amount and/or for a term exceeding that permitted by clause (1) above or (y) an extension of a maturity date or borrowing expiration date for a period exceeding that permitted by clause (2) above.

Non-Management Directors
As required by the NYSE’s Corporate Governance Standards, our non-management directors, each of whom is an independent director under the NYSE’s Corporate Governance Standards, meet regularly in executive session without any members of management present. The Lead Director chairs these sessions.
Stockholder and Interested Party Communications with Directors
The Board of Directors has established a process to receive communications from stockholders and other interested parties. Interested parties and stockholders may contact any or all members of the Board, including non-management directors, by mail. To communicate with the Board of Directors, any individual director or any group or committee of directors, correspondence should be addressed to the Board of Directors or any such individual director or group or committee of directors by either name or title. All such correspondence should be sent in care of the Corporate Secretary at Arbor Realty Trust, Inc., 333 Earle Ovington Boulevard, Suite 900, Uniondale, New York, 11553.
All communications received as set forth in the preceding paragraph will be opened by the office of our Corporate Secretary for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the Board or any group or committee of directors, the office of the Corporate Secretary will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the correspondence is addressed.
Director Nomination Procedures
The Corporate Governance Committee generally believes that, at a minimum, candidates for membership on the Board of Directors should demonstrate an ability to make a meaningful contribution to the Board’s oversight of our business and affairs and have a record and reputation for honesty and ethical conduct. The Corporate Governance Committee recommends director nominees to the Board based on, among other things, its evaluation of a candidate’s experience, knowledge, skills, expertise, integrity, ability to make independent analytical inquiries, understanding of our business environment and a willingness to devote adequate time and effort to Board responsibilities. In making its recommendations to the Board of Directors, the Corporate Governance Committee also seeks to have the Board nominate candidates who have various backgrounds and areas of expertise so that each member can offer a unique and valuable perspective.
The Corporate Governance Committee may identify potential nominees by asking current directors and executive officers to notify the committee if they become aware of persons who meet the criteria described above, especially business and civic leaders in the communities in which we operate. It may also engage firms, at our expense, that specialize in identifying director candidates. As described below, the Corporate Governance Committee will also consider candidates recommended by stockholders.
Once a person has been identified by the Corporate Governance Committee as a potential candidate, the committee will collect and review publicly available information regarding the person to assess whether the person should be considered further. If the Corporate Governance Committee determines that the candidate warrants further consideration, the Chairman or another member of the committee will contact the person. If the person expresses a willingness to be considered and to serve on the Board of Directors, the Corporate Governance Committee will request information from the candidate, review the person’s accomplishments and qualifications, including in light of any other candidates that the committee might be considering, and conduct one or more interviews with the candidate. In certain instances, members of the Corporate Governance Committee may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate’s qualifications.
In addition to director nominations and other proposed business submitted by stockholders in accordance with our bylaws, as summarized below under “Stockholder Proposals for 2027,” the Corporate Governance Committee will consider written recommendations from stockholders of potential director candidates. Such recommendations should be submitted to the Corporate Governance Committee in care of the Corporate Secretary at Arbor Realty Trust, Inc., 333 Earle Ovington Boulevard, Suite 900, Uniondale, New York, 11553. Director recommendations submitted by stockholders should include the following:
•the name, age, business address and residence address of the individual(s) recommended for nomination;
•the class, series and number of any shares of our stock that are beneficially owned by the individual(s) recommended for nomination;
•the date such shares of our stock were acquired by the individual(s) recommended for nomination and the investment intent of such acquisition; and

•all other information relating to such candidate that would be required to be disclosed pursuant to Regulation 14A under the Exchange Act, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected.
Stockholder recommendations of director candidates must be delivered to the Corporate Secretary not earlier than the 150th day and not later than 5:00 p.m., ET, on the 120th day prior to the first anniversary of the date our proxy statement was released to stockholders for the preceding year’s annual meeting of stockholders.
The Corporate Governance Committee does not employ a specific policy, practice or formula for evaluating candidates to the Board recommended by stockholders and expects to use a similar process to evaluate candidates to the Board of Directors recommended by stockholders as the one it uses to evaluate candidates otherwise identified by the committee.
Director Attendance at Annual Meeting
We do not currently maintain a policy requiring our directors to attend the annual meeting; however, attendance by our directors is encouraged. Three of our directors attended the 2025 annual meeting of stockholders, all of whom attended virtually.

AUDIT COMMITTEE REPORT
The following report of the Audit Committee of the Board of Directors of Arbor Realty Trust, Inc., a Maryland corporation (the “Company”), does not constitute soliciting material and should not be considered filed or incorporated by reference into any other filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this report by reference therein.
The Audit Committee operates under a written charter adopted by the Board of Directors. The Board of Directors has determined that all members of the Audit Committee meet the independence standards established by the New York Stock Exchange.
The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. The Company’s management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The independent registered public accounting firm is responsible for performing an audit of the Company’s consolidated financial statements in accordance with generally accepted accounting principles in the United States (“GAAP”) and issuing a report thereon. The Audit Committee reviews and oversees these processes, including oversight of: (1) the integrity of the Company’s financial statements; (2) the Company’s independent registered public accounting firm’s qualifications and independence; (3) the performance of the Company’s independent registered public accounting firm and the Company’s internal audit function; and (4) the Company’s compliance with legal and regulatory requirements.
In discharging its oversight role, the Audit Committee reviewed and discussed the audited financial statements contained in the Company’s 2025 Annual Report with the Company’s management and independent registered public accounting firm. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with GAAP.
The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed under the rules adopted by the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee has also discussed with the independent registered public accounting firm their independence from the Company and has received written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence.
The Audit Committee discussed with the Company’s internal auditors and independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee met with the internal auditors and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.
Based on the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s 2025 Annual Report for filing with the Securities and Exchange Commission.

Audit Committee: Edward Farrell (Chairman) Kenneth J. Bacon Caryn Effron William C. Green Melvin F. Lazar

April 16, 2026

EXECUTIVE OFFICERS
Our executive officers are elected annually by our Board of Directors and serve for a term of one year and until their respective successors are elected and qualify. Set forth below is information regarding our executive officers, as of the date of this proxy statement, unless otherwise indicated:

Name	Age	Position
Ivan Kaufman(*)	65	Chairman of the Board of Directors, Chief Executive Officer and President
Paul Elenio	58	Chief Financial Officer
Yoni Goodman	43	Executive Vice President — Chief Operating Officer
Fred Weber	65	Executive Vice President — Structured Finance and Principal Transactions
Gene Kilgore	59	Executive Vice President — Structured Securitization
Maysa Vahidi	50	Executive Vice President — General Counsel
John Natalone(*)	60	Executive Vice President — Arbor Realty Trust
Danny van der Reis	58	Executive Vice President — Servicing and Asset Management
Gianni Ottaviano	54	Executive Vice President — Structured Finance Production
Steven Katz	55	Executive Vice President and Chief Investment Officer — Residential Financing
David E. Friedman	45	Executive Vice President, Chief Credit Officer and Head of Non-Agency Production & Syndications
Kevin Wachter	44	Executive Vice President — Asset Finance and Treasury
Jeff Lee	53	Executive Vice President — Head of Agency Lending
Andrew Guziewicz	66	Managing Director and Chief Credit Officer — Structured Finance
Thomas Ridings	58	Managing Director and Chief Accounting Officer
____________________
(*)Biographical information is provided above under “Board of Directors — Nominees.”
Paul Elenio. Mr. Elenio has served as our CFO since 2005. Mr. Elenio joined Arbor National Holdings, Inc., the predecessor company of ACM, in 1991. In 1995, he was promoted to Vice President, Controller; in 2002 he assumed the position of Vice President of Finance; and in 2004 he was further promoted to Senior Vice President, Finance. Mr. Elenio is responsible for overseeing all aspects of our financial operations. This includes financial reporting, tax planning, budgeting, and the appropriate utilization of our capital. He is also in charge of investor relations. Prior to joining Arbor, Mr. Elenio was employed with Ernst & Young in the auditing department.
Yoni Goodman. Mr. Goodman joined Arbor in 2026 and oversees the growth and performance of Arbor's existing lending platforms and production channels, and is also responsible for expanding Arbor's reach across multiple segments of the commercial real estate industry, including loan brokerage, strategic acquisitions, and investment fund formation. Mr. Goodman brings more than 20 years of experience in real estate finance, multifamily loan production, and capital markets management to his role at Arbor. Previously, Yoni served as founding Principal of Green Pine Real Estate LLC, a private equity investment platform focused on debt and equity investments across multifamily, industrial, office, skilled nursing, and land assets. He has also held roles at Meridian Capital Group, Goldman Sachs & Co., and Credit Suisse First Boston.
Fred Weber. Mr. Weber has served as our Executive Vice President — Structured Finance since 2003. Mr. Weber was employed by ACM from 1999 to 2003. At ACM, Mr. Weber oversaw ACM’s structured finance and principal transaction group, where he was responsible for origination, underwriting and closing coordination of debt and equity financing for various asset types and classes of commercial real estate nationwide. He has been involved in the mortgage banking industry for more than 30 years and has extensive real estate finance and acquisition experience. Mr. Weber is a member of the real estate finance committee of the Real Estate Board of New York. From 1997 to 1999, Mr. Weber was a partner and co-head of the real estate department with Kronish Lieb Weiner & Hellman LLP. Previously, Mr. Weber was a partner with the law firm of Weil, Gotshal & Manges LLP.
Gene Kilgore. Mr. Kilgore has served as our Executive Vice President — Structured Securitization since 2004. From 2001 to 2004, Mr. Kilgore was a portfolio manager for ZAIS Group, LLC, a structured finance investment advisor. From 2000 to 2001, Mr. Kilgore was director of risk finance at Barclays Capital. From 1996 to 2000, Mr. Kilgore worked at Standard & Poor’s Ratings Service, where he was a director in the collateralized debt obligations group. He has also served as Vice President of Corporate Lending and Commercial Real Estate at Wachovia Bank.

Maysa Vahidi. Ms. Vahidi joined Arbor in 2022 with over two decades of experience practicing law in the commercial real estate industry. As Executive Vice President, General Counsel, she is responsible for all of Arbor’s legal activities, including providing appropriate legal support on corporate matters, M&A and related transactions, capital markets, treasury functions, human resources, marketing, information technology, litigation and all other regulatory issues. Prior to joining Arbor, Ms. Vahidi served as Associate General Counsel and Chief Compliance Officer for Rockwood Capital, where she provided legal support for acquisitions, dispositions, joint ventures, financings, as well as fundraising, investor relations and corporate governance matters. Other past work experience includes practicing law at both King & Spalding, LLP, as well as Cahill Gordon & Reindel, representing financial institutions in real estate capital markets. Additionally, Ms. Vahidi is involved in a number of social and civic organizations in New York City and is active in children’s causes including affiliation with The New York Foundling. She is also a member of the She Builds Committee and of Rebuilding Together NYC.
Danny van der Reis. Mr. van der Reis joined Arbor in 2019. As Executive Vice President — Servicing and Asset Management, he is responsible for managing the servicing and asset management departments, loan restructurings and loan workouts. He also takes the lead in strategically developing and expanding our servicing and asset management functions. With more than 20 years of commercial real estate finance, loan restructuring and loan workout experience, Mr. van der Reis has an extensive background in special servicing. Prior to coming to Arbor, he worked for one of the premier special servicers in the commercial mortgage backed securities ("CMBS") industry for over two decades where he gained invaluable experience working out and restructuring complex CMBS loans. Mr. van der Reis was also responsible for the processing and resolution of all performing loan consent matters, including the management of credit, underwriting and structuring of sale and assumption transactions.
Gianni Ottaviano. Mr. Ottaviano is responsible for managing the complete flow of structured loan production at Arbor, including comprehensive deal management, screening and oversight of team members. He also oversees and manages the flow of multifamily structured transactions that are sourced by Arbor’s national sales team. During Mr. Ottaviano’s tenure with Arbor, he has taken on a variety of increasingly vital roles within the group, including loan production, transaction screening, underwriting, deal management, relationship management, closing and asset management. Mr. Ottaviano began his real estate industry career with Arbor in 1999 after working for five years in the accounting group at Ford Models.
Steven Katz. Mr. Katz is responsible for growing Arbor’s presence in the residential real estate market, including the firm’s Single-Family Rental Portfolio platform. Mr. Katz has more than two decades of experience in mortgage trading, securitization, banking and servicing. Prior to joining Arbor, Mr. Katz served as a Managing Director for Morgan Stanley, where he was responsible for leading the residential loan trading and lending groups. In his previous role, he served as CEO and Chief Investment Officer for Seneca Mortgage, a brand of privately held entities focused on residential mortgage servicing and investments. Mr. Katz previously worked in other capacities for Arbor, such as serving as Chief Investment Officer for Arbor Residential Mortgage.
David E. Friedman. David Friedman joined Arbor in 2022 as Executive Vice President responsible for leading Arbor’s loan-syndicated lending platform tasked with the development of our strategic partnerships for loan origination and establishing access to new sources of capital, as well as managing and growing existing relationships to fund Arbor’s business needs. In May 2024, David was given expanded responsibilities and named as Chief Credit Officer and Head of Non-Agency Production & Syndications. As Chief Credit Officer, David sets go-forward credit policy for all lines of business, excluding Agency, and has day-to-day responsibility, oversight, and decision-making authority over Arbor’s credit function and process for new originations on Structured Finance, Residential Financing (SFR and BTR), and Non-Agency Lending and Investments platforms. As Head of Non-Agency Production & Syndications, David has oversight and responsibility for: Arbor Private Label, Arbor Private Investment, Arbor Private Construction, mezzanine debt lending and preferred equity investments. In addition to those responsibilities, David continues to lead the firm’s direction in syndicated and capital markets and mortgage-related fund formation efforts. Bringing over two decades of experience in commercial real estate lending, origination, credit, and directing syndication efforts at institutional groups, David is adept at successfully establishing and managing multiple programs. Prior to Arbor, he held leadership roles at Greystone, TD Bank, Bank of America Merrill Lynch, and PNC Bank. David holds a Master of Science in Real Estate Finance & Investment from NYU Schack Institute of Real Estate, as well as a Bachelor of Science in Business Administration from Babson College.
Kevin Wachter. Mr. Wachter joined Arbor in 2025 and manages all of the firm's financing and banking relationships. He also directs Arbor's Treasury operations. Mr. Wachter is an accomplished commercial real estate debt professional with 20 years of capital markets experience at institutional debt funds and mortgage REITs. From 2015 to 2025, he worked at Granite Point Mortgage Trust, where he managed the firm's relationships with credit facility counterparties and was involved in structuring and managing CLOs. As Managing Director, Head of Capital Markets, he secured the financing activities for Granite Point's floating-rate CRE mortgage portfolio. Previously, Mr. Wachter held positions at Blackstone and Capital Trust, Inc. He earned a Bachelor of Science in Economics from The Wharton School of the University of Pennsylvania.
Jeff Lee. Mr. Lee joined Arbor in 2026 and leads Arbor's agency lending platforms, including Fannie Mae, Freddie Mac, and FHA, and oversees the firm's originations, credit, underwriting, capital markets, and operational functions supporting Arbor's agency business. As a member of Arbor's executive committee, Jeff plays a key role in strengthening loan production, expanding new business opportunities, and enhancing Arbor's servicing platform. Mr. Lee brings more than 30 years of multifamily real estate finance experience to his role at Arbor. Previously, he served as President of NewPoint Real Estate, a financing platform focused on loan origination, financing, and servicing across multifamily, affordable and workforce housing, seniors housing, healthcare, and build-to-rent. Prior to NewPoint, Mr. Lee joined Capital One's executive team, overseeing multifamily lending following the company's acquisition of Beech Street Capital, which Mr. Lee co-founded in 2009, and where he oversaw Beech Street's multifamily platform. Earlier in his career, Jeff spent nearly a decade in various roles at Fannie Mae. He earned a Bachelor of Science in Business/Managerial Economics from the University of Maryland.
Andrew Guziewicz. Mr. Guziewicz joined Arbor in 2008. As Managing Director and Chief Credit Officer — Structured Finance, he oversees the underwriting process for all structured finance transactions and is a voting member of Arbor’s credit and investment committee. Mr. Guziewicz has more than 30 years of commercial mortgage underwriting experience. Prior to joining Arbor, he was a Director for Merrill Lynch & Co., Inc., where he was responsible for managing the underwriting of loans from $50 million to over $5 billion, which were originated for securitization or private placement in capital markets. He has also held positions at Deutsche Bank Securities, Inc., Aetna Real Estate Investments and GE Capital.
Thomas Ridings. Mr. Ridings joined Arbor in 2013. As Managing Director and Chief Accounting Officer, Mr. Ridings is responsible for overseeing our accounting operations and financial reporting functions, including budgeting and internal audit. Prior to joining Arbor, he worked at W. P. Carey Inc., a publicly traded, diversified real estate investment trust and a leading global owner and manager of commercial real estate, from 2004 to 2013. At W. P. Carey he served in various positions including Executive Director, Chief Audit Executive, Chief Risk Officer and Chief Accounting Officer. From 2000 to 2004, he served in various accounting and financial reporting roles at Computer Associates, a publicly traded, global software company. Mr. Ridings also worked at Ernst & Young where he held various positions in their assurance services practice from 1990 to 2000. He is a Certified Public Accountant.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Compensation Philosophy and Principles
The Compensation Committee is aware that the real estate finance industry is highly competitive and that experienced professionals have significant career mobility. We compete for executive talent with a large number of real estate investment companies and specialty finance companies, some of which are privately owned and some of which are publicly traded and have significantly larger market capitalization than us. We are a specialized company in a highly competitive industry and our ability to attract, retain and appropriately reward our NEOs and other key employees is essential to maintaining our competitive position in the real estate finance industry. For 2025, our NEOs are Mr. Kaufman, our CEO, Mr. Elenio, our CFO, and Messrs. Katz, van der Reis, and Friedman, the three most highly compensated executive officers (other than our CEO and our CFO) who were serving as our executive officers as of the end of 2025.
The Compensation Committee’s goal is to maintain compensation programs that are competitive within our industry, reward executives if we achieve our operational, financial and strategic goals and build stockholder value, all while being mindful of the highly competitive market for executive talent. In determining the form and amount of compensation payable to the NEOs, the Compensation Committee is guided by the following objectives and principles:
•Compensation levels should be sufficiently competitive to attract, motivate and retain key executives. We aim to ensure our executive compensation program attracts, motivates and retains high performance talent and appropriately rewards them for the Company achieving and maintaining a competitive position in our industry. The Compensation Committee believes that total compensation should increase with position and responsibility.
•Compensation related directly to performance and incentive compensation should constitute a substantial portion of total compensation. We aim to promote a pay-for-performance culture, with a substantial portion of total compensation being “at risk.” Accordingly, a substantial portion of total compensation should be tied to and vary with our operational, financial and strategic performance, as well as individual performance. The Compensation Committee believes that executives with greater responsibility and thereby the ability to directly impact our strategic goals and long-term results should bear a greater proportion of the risk if these goals and results are not achieved.
•Long-term incentive compensation should align executives’ interests with the Company’s stockholders. Awards of equity-based compensation encourage executives to focus on our long-term growth and prospects and motivate executives to manage the Company from the perspective of owners with a meaningful stake in the Company, as well as to focus on long-term career orientation.
Except as described above, the Compensation Committee does not employ a specific policy, practice or formula regarding an allocation between cash and non-cash compensation with respect to compensation paid to our executives.
The Compensation Committee reviews, at least annually, the goals and objectives of our executive compensation plans, incentive compensation plans, equity-based plans and other compensation and employee benefit plans. The Compensation Committee believes that our compensation and benefits are competitive with our peers and provide appropriate incentives for strong performance. In addition, the Compensation Committee considered whether our executive compensation program encourages unnecessary risk taking and has concluded that it does not.
Compensation Setting Process
Management’s Role in the Compensation-Setting Process
The Compensation Committee believes our CEO, Mr. Kaufman, is in the best position to determine the responsibilities of our executive officers, including the other NEOs, and observe how well each executive performs his or her responsibilities. Mr. Kaufman provides recommendations to the Compensation Committee regarding base salary levels and the form and amount of the annual cash incentive awards and stock-based compensation paid to all of our executive officers. Mr. Kaufman’s recommendations are based on, among other things, his evaluation of each executive officer's performance, contribution toward achieving operational, financial and strategic goals, current and historical compensation elements and our financial performance. The Compensation Committee has the ability to accept, reject or modify any of these recommendations and is solely responsible for ultimately determining and approving all of our compensation arrangements for our executive officers. Additionally, Mr. Kaufman and our other officers provide compensation and other information to the Compensation Committee upon its request.

Mr. Kaufman does not participate in any deliberations or approvals by the Compensation Committee with respect to his compensation.
See “Determining Compensation Levels” below for more information about the Compensation Committee’s process for determining the compensation of the NEOs.
Compensation Consultants
The Compensation Committee’s charter provides the committee with the sole authority to retain, terminate, obtain advice from, oversee and compensate any compensation consulting firm or other adviser as it deems appropriate. We have provided appropriate funding to the Compensation Committee to do so.
In 2025, the Compensation Committee did not engage a compensation consultant.
Stock Ownership Guidelines
Our Board of Directors believes that stock ownership by our directors and certain executive officers is important to further align the interests of these individuals with those of our stockholders and expects these individuals to acquire and retain significant ownership of equity in the Company. In 2019, our Board of Directors adopted minimum equity ownership guidelines for our directors requiring each director to maintain a minimum level of equity ownership equal to five times the level of total cash compensation received by such director in the prior calendar period. These mandatory ownership guidelines are intended to create a clear standard that encourages independent directors to remain invested in the performance of the Company. New directors have five years to reach the required level of equity ownership. If any director should fall below the required level of equity ownership, such director will have one year to come into compliance with the policy.
In 2025, the Board of Directors determined that it was also appropriate to adopt stock ownership guidelines for employees with a title of Executive Vice President and higher, plus any other employee who, without regard to title, is a Section 16 reporting officer ("Section 16 Officer"), as defined in Rule 16a-1(f) under the Exchange Act (each such employee, a "Covered Officer"). These stock ownership guidelines require our NEOs to maintain a value of our stock equal to five times their base salary, with all other Covered Officers being required to maintain a value of our stock equal to two times their base salary. For purposes of the ownership guidelines, stock ownership includes any vested and/or unvested class of our equity securities, whether held directly or indirectly. Each individual subject to these guidelines has until December 31, 2027 to be in compliance with these guidelines. Should an individual fall out of compliance because of a promotion/salary increase, they will have three years to regain compliance, and if they fall out of compliance for any other reason, they will have two years to regain compliance. Compliance will be measured as of each December 31, with the value of stock owned measured at the higher of (1) the December 31 stock value or (2) the average of the quarter end stock values for the four quarters of the year.
Determining Compensation Levels
The Compensation Committee annually determines targeted total compensation levels, as well as the individual compensation components for the NEOs and all other executive officers. In making such determinations, the Compensation Committee reviews and considers: (1) recommendations of our CEO (for the other NEOs); (2) historical compensation levels for each NEO; (3) industry and market conditions and our future objectives and challenges; and (4) overall effectiveness of the executive compensation program. Except with respect to Mr. Kaufman and the 2024 Incentive Agreement (as described below under "Mr. Kaufman's Annual Incentive Agreements") the Compensation Committee does not utilize specific performance-based goals and does not engage in benchmarking compensation but reviews general industry trends as well as our overall performance in determining targeted total compensation levels.
The total compensation payable to Mr. Kaufman was in accordance with the 2024 Incentive Agreement. Based upon discussions and recommendations of our CEO, and upon its review of the applicable factors described above, the Compensation Committee approved the base salary and incentive awards of each of the other NEOs with respect to their service in 2025. The Compensation Committee believes these approved forms and levels of compensation are reasonable, appropriate and in line with our compensation philosophy and principles.
Elements of Compensation
Total compensation for the NEOs is generally comprised of the following components:
•base salary;
•annual cash incentive awards;

•annual stock-based incentive awards; and
•retirement and other benefits.
Other than Mr. Kaufman’s 2024 Incentive Agreement, our NEOs do not have employment, severance or change of control agreements, although their restricted stock award agreements provide for accelerated vesting upon a change of control as further described under “Stock-Based Incentive Awards — Stock Awards.” All of the NEOs are employed at will, which enables us to terminate their employment at any time and for any reason. This is consistent with our performance-based employment and compensation philosophy.
Base Salary
Salaries provide executives with a base level of income and help achieve the objectives outlined above by attracting and retaining talented individuals with the skills and experience necessary to achieve our key business objectives. The Compensation Committee reviewed and approved, with respect to 2025, the base salaries of the NEO group. Generally, base salaries are determined based on consideration of: (1) tenure of service; (2) scope and complexity of the position, including current job responsibilities; (3) an evaluation of each officer’s individual performance and contribution to our operational, financial and strategic goals and objectives; and (4) with respect to the NEOs other than Mr. Kaufman, the recommendations of our CEO. Consistent with compensation practices commonly applied in the real estate finance industry, salaries generally consist of a lower percentage of an executive’s total compensation, with a substantial portion of total compensation coming from incentive compensation that is tied to our performance.
Please refer to the “Summary Compensation Table for 2025” below for a further description of the base salaries paid to our NEOs with respect to their services during 2025.
Annual Incentive Awards
We aim to promote a pay-for-performance culture, with a substantial portion of total compensation being “at risk.” The annual incentive award may be in the form of cash, stock-based awards or a combination thereof, at the discretion of the Compensation Committee. We do not have a specific policy, practice or formula regarding an allocation between the cash component and the stock-based component. These awards are designed to help achieve the objectives of the compensation program and may vary significantly from year to year. Except with respect to Mr. Kaufman’s 2024 Annual Incentive Agreement, in 2025, the Compensation Committee did not establish any specific performance-based goals at the beginning of the year that must be met in order to receive the annual incentive award.
The Compensation Committee believes that the structure and ultimate payout amounts of the incentive awards are appropriate to attract, retain and reward the NEOs, are competitive with those offered by our peers, provide a strong performance and retention incentive, support a pay-for-performance culture and increase each NEO’s vested interest in the Company.
The Compensation Committee determines the annual incentive awards of the NEOs in amounts relative to each executive’s contributions towards our business results and individual responsibilities. Individuals with increased ability to directly impact our performance were allocated larger awards because they bear a greater proportion of the risk that compensation will decrease if we do not perform as expected. We paid the following cash incentive awards to the NEOs with respect to their performance in 2025:
Our independent directors approved the payment of a $5,320,407 cash bonus to Mr. Kaufman with respect to his work on our behalf during 2025, in accordance with the terms of the 2024 Incentive Agreement.
Mr. Elenio received an annual cash incentive award of $2,100,000 with respect to his work as our CFO.
Mr. Katz received an annual cash incentive award of $1,458,463 for managing our single-family rental platform.
Mr. van der Reis received an annual cash incentive award of $1,200,000 for managing our servicing and asset management departments.
Mr. Friedman received an annual cash incentive award of $1,400,000 for managing our non-agency credit function and leading non-agency production, syndications and strategic capital markets initiatives.
Stock-Based Incentive Awards
Since the Company’s formation in 2003, the Compensation Committee has granted our NEOs (as well as certain other employees of ours, employees of ACM who provided services to us and our non-management directors) stock awards, consisting of shares of our common stock that may, in the discretion of the Compensation Committee, either: (1) vest annually over a multi-year period, subject to the recipient’s continued service to us; or (2) vest immediately. The recipients of these awards realize value as the common stock underlying the awards vests, with the value increasing if our stock price increases after the date of grant. Additionally, all of the common stock underlying these restricted stock awards, whether or not vested, is entitled to cash dividends paid to our stockholders because we feel that this further aligns the interests of the holders with those of our stockholders generally.
The Compensation Committee believes that stock-based awards must be sufficient in size and value to achieve our goals of both providing a strong, long-term performance outlook, ownership culture and retention incentive for NEOs and other executive officers and increasing their vested interest in the Company. In determining the equity component of an NEO’s and each other executive officer's compensation, the Compensation Committee considers all relevant factors, including the Company’s performance and relative stockholder return, the awards granted in past years and the relative value of the awards.
Stock-Based Awards for 2025 Performance. Consistent with its historical practice of granting annual stock-based awards to the NEOs with respect to their service and performance in the most recently completed calendar year, in 2026, the Compensation Committee granted our NEOs stock-based awards, consisting of restricted stock with a multi-year vesting schedule under our Stock Incentive Plan with respect to their service and performance in 2025. In March 2026, the Compensation Committee granted an aggregate of 1,010,780 shares of restricted stock to certain of our employees with respect to their 2025 performance. Included in such granted awards was an aggregate of 209,405 shares of restricted stock that were granted to the NEO group, excluding Mr. Kaufman. One third of the shares vested as of the date of grant and one third will vest on each of the first and second anniversaries of the date of grant (subject to continued employment). In March 2026, in connection with the 2024 Incentive Agreement, the Compensation Committee granted Mr. Kaufman 281,690 shares of time-based vesting restricted stock (“time-based vesting stock”) which will vest in full in March 2029 and performance-vesting restricted stock units which will vest at the end of a four-year performance period based upon our achievement of total shareholder return objectives, and which entitle Mr. Kaufman to receive up to 1,126,760 shares of common stock at maximum performance. See “Retirement and Other Benefits” below.
Stock-based awards are generally granted to participants of the Stock Incentive Plan at the Board’s discretion, within the first two and a half months of the year. In certain circumstances, including the hiring or promotion of a participant, the Board may approve grants to be effective at other times. The Board did not take material nonpublic information into account when determining the timing and terms of stock-based awards in 2025, and we do not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.
Future Grants of Stock Options. The Compensation Committee has traditionally viewed restricted stock awards as more effective than stock options in achieving our compensation objectives. However, the Compensation Committee also considers stock options, in addition to restricted stock awards, as a viable tool to retain key employees. To the extent that the Compensation Committee decides to grant stock options in the future, it is anticipated that: (1) the exercise price for the stock options will be equivalent to the market price of the underlying common stock on the date of grant; (2) the stock options will vest over a multi-year period; and (3) the stock options will be exercisable for a maximum of ten years from the date of grant. Stock options align employee incentives with the interests of stockholders because they have value only if our stock price increases over time. The Compensation Committee believes that the ten-year term of the stock options will help focus employees on our long-term growth. Given that stock options vest over a multi-year period, stock options are intended to help retain key associates and keep employees focused on long-term performance. To date, no stock options have been granted.
Retirement and Other Benefits
We maintain a 401(k) plan for our employees, including the NEOs, as a source of retirement savings by enabling participants to save on a pre-tax basis and by providing Company matching contributions. All the NEOs participated in the 401(k) plan in 2025.
During 2025, we did not maintain a defined benefit pension plan, however, we maintained an employee non-qualified deferred compensation plan which is offered to certain eligible employees (the “Employee Deferred Comp Plan”). The Employee Deferred Comp Plan can be modified or discontinued at any time and we modified the eligibility requirements in 2020 to allow participation to certain additional employees, including our NEOs. There were no contributions made or withdrawals received by Messrs. Elenio or Friedman during 2025 under the Employee Deferred Comp Plan. In accordance with the terms of the plan and their prior elections, Messrs. Kaufman, Katz and van der Reis deferred income totaling $2,287,970, $193,758 and $175,000, respectively, during 2025, and Mr. van der Reis withdrew $681,943 during 2025 under the Employee Deferred Comp Plan.
The NEOs are eligible to participate in our active employee flexible benefits plans, which are generally available to all employees. Under these plans, all employees are entitled to medical, dental, vision, life insurance and long-term disability coverage. Additionally, all employees are entitled to paid time off and other paid holidays. The Compensation Committee believes that our commitment to provide the employee benefits described above recognizes that the health and well-being of our employees contribute directly to a productive and successful work life that enhances results for the Company and its stockholders.
In 2025, we provided all NEOs with (1) $250,000 of life insurance coverage and (2) long-term disability coverage with a maximum annual benefit of $150,000. Messrs. Elenio, Katz and van der Reis were provided with an additional $250,000 of life insurance coverage as a result of their participation in the Employee Deferred Comp Plan.
For further information regarding the premiums paid on the NEOs’ insurance policy, refer to the “Summary Compensation Table for 2025” below.
Insider Trading Policy
We have an insider trading policy and procedures that govern the purchase, sale and other dispositions of our securities by our directors, officers and employees, as well as by the Company. We believe these policies and procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations and applicable listing standards. A copy of our insider trading policy is filed as Exhibit 19 in our 2024 Annual Report.
Regulation FD Policy
We are committed to providing full, fair, accurate, timely and equal access to information that may affect the investment decisions of security holders and the public. The goal of the Regulation FD Policy is to promote compliance among the Board, management, employees, consultants and any other insiders, and to ensure that our disclosure practices remain consistent at all levels and in compliance with federal securities laws, including Regulation FD, which prohibits the selective disclosure of material nonpublic information. The Regulation FD Policy was adopted to ensure that all communications to shareholders and the investing public about the Company and our subsidiaries are: (1) complete, factual, accurate and timely; and (2) broadly disseminated in accordance with all applicable legal and regulatory requirements.

Clawback Policy
In accordance with the requirements of the NYSE listing standards, we maintain an executive officer clawback policy that empowers us to recover certain incentive compensation erroneously awarded to a Covered Officer in the event of an accounting restatement. Unless an exception applies, we will recover reasonably promptly from each Covered Officer the applicable incentive compensation received by such Covered Officer in the event that we are required to prepare an accounting restatement due to the material noncompliance with any financial reporting requirement under the securities laws as provided in the clawback policy.
Policy Prohibiting Derivatives, Pledging and Hedging
We maintain an insider trading policy that covers prohibited activity regarding trading in our stock by "covered employees" (as defined in the insider trading policy). Each of our NEOs are covered employees under the insider trading policy. The insider trading policy provides that covered persons may not: (1) trade in derivative securities relating to our stock; (2) pledge our securities as collateral for a loan, or otherwise hold such securities in margin accounts; or (3) hedge their holdings in our securities.
Advisory Vote to Approve NEO Compensation
Following the 2023 annual meeting of stockholders, the Board resolved to accept the stockholders’ recommendation to hold an advisory vote on the compensation of our NEOs on an annual basis. Please see “Proposal No. 4 — Advisory Vote on Named Executive Officer Compensation” below for more information. Since the 2025 annual meeting of stockholders, there have been no material changes in the structure of our compensation programs or pay for performance philosophy.
The Board and the Compensation Committee continue to expect to take the results of this vote and future votes into consideration when making future compensation decisions with respect to the NEOs, but are not required to do so.
Deductibility of Executive Compensation
The Tax Cuts and Jobs Act of 2017 (“Tax Act”), enacted in 2017, substantially modified Section 162(m) of the Internal Revenue Code. Beginning in 2018, the Tax Act generally no longer allows a tax deduction for “performance-based” compensation paid to each “covered employee” (individual who served as the CEO and three other most highly compensated executive officers other than the CFO) over $1 million during any fiscal year. In addition, among the changes to Section 162(m) under the Tax Act, the “covered employees” were expanded to include the CFO, and once one of our NEOs is considered a covered employee, the NEO will remain a covered employee as long as he or she receives compensation from us.
The American Rescue Plan Act (“ARPA”), enacted in March 2021, further expanded the definition of “covered employees” under the Tax Act. Effective for tax years beginning after December 31, 2026, the covered employees will be expanded to include an additional five highly compensated employees beyond the CEO, CFO and the three other highly compensated executive officers already covered by the Tax Act. However, unlike our NEOs, the additional five highly compensated employees identified pursuant to ARPA will not be considered covered employees indefinitely.
The One Big Beautiful Bill Act (“OBBBA”), enacted in July 2025, amends the aggregation rules for applying the $1 million limit on deducting the compensation of “covered employees” under Section 162(m). Effective for tax years beginning after December 31, 2025, the OBBBA expands the scope of Section 162(m) in several aspects, most notably, it broadens the definition of “covered employees” to include additional categories of highly compensated executives and applies aggregation rules that require affiliated entities within a controlled group to be treated as a single employer for purposes of the deduction limitation.
The Committee has not adopted a formal policy that requires all compensation paid to the NEOs to be fully deductible. Accordingly, the Compensation Committee will continue to maintain flexibility and the ability to pay competitive compensation by not requiring all compensation to be deductible.
Mr. Kaufman's Annual Incentive Agreements
2024 Incentive Agreement. On April 2, 2024, the Compensation Committee of the Board approved and recommended to the Board of Directors, and on April 5, 2024, the Board approved, and the Company and Mr. Kaufman entered into, a Third Amended and Restated Annual Incentive Agreement (the “2024 Incentive Agreement”), which became effective as of January 1, 2024, with a term of five years, extending to December 31, 2028. The 2024 Incentive Agreement was the fourth in a series of similar incentive agreements entered into between Mr. Kaufman and the Company dating back to 2015. The 2024 Incentive Agreement generally follows the structure of the previous agreements, the most recent of which was entered into in 2021 (the "2021 Incentive Agreement") and which governed Mr. Kaufman's compensation for 2023.
Under the terms of the 2024 Incentive Agreement, Mr. Kaufman has (1) an annual base salary of $1,200,000, (2) an additional annual cash payment of $1,171,280, and (3) annual performance-based cash bonus opportunities of $1,948,717 at threshold performance, $3,897,439 at target performance and $5,846,151 at maximum performance, with the opportunity to earn up to an additional $974,359 annually in the event of extraordinary performance with respect to corporate capital growth goals. The goals applicable to the annual performance-based cash bonus and the percentages applicable to each goal are distributable earnings per share (50%); corporate capital growth (20%); balance sheet-management (10%); efficiency (10%) and the relative risk of our portfolio (10%). These goals and the metrics applicable thereto are set by the Compensation Committee of our Board of Directors.
The 2024 Incentive Agreement also provides Mr. Kaufman with long-term equity awards including (1) an annual grant of three year time-based vesting stock with a value at grant of $2,200,000 and (2) an annual grant of performance-based vesting restricted stock units ("RSUs") with a value at grant of $8,800,000, and which vest, in whole or in part, based on our four year total shareholder return ("TSR") objectives. Under the 2024 Incentive Agreement, Mr. Kaufman may elect to increase or decrease the amount of the time-based equity grant by 25%, 50% or 75%, in which event the amount of the performance-based equity grant is decreased or increased inversely, by 25%, 50% or 75%. Mr. Kaufman made no such election for either 2024 or 2025.
The 2024 Incentive Agreement also addresses the treatment of the various incentive awards upon a termination of Mr. Kaufman’s employment. The 2024 Incentive Agreement provides that in the event of a termination of employment by the Company without cause or by Mr. Kaufman for good reason (as such terms are defined in the 2024 Incentive Agreement) (1) Mr. Kaufman will receive a lump sum payment equal to the remaining amount of his annual salary that would be payable for the balance of the term of the 2024 Incentive Agreement, (2) the annual performance-based cash bonus for the year of termination would be paid out at the target level of performance, (3) all previously issued time-based vesting stock issued under the 2024 Incentive Agreement, or previous agreements, would vest in full, (4) all performance-based vesting RSUs issued under the 2024 Incentive Agreement would vest pro-rata based on the elapsed portion of the performance-period (based upon actual performance) and (5) for the number of full years remaining under the 2024 Incentive Agreement, all time-based vesting stock grants would be accelerated and vested. These provisions are substantially similar to those of the 2021 Incentive Agreement.

2021 Incentive Agreement. The 2021 Incentive Agreement, which governed Mr. Kaufman’s compensation for the 2023 calendar year, provided for Mr. Kaufman’s annual base salary and other compensation from the Company as CEO. The 2021 Incentive Agreement also provided for certain incentive compensation dependent on our successful integration of the 2016 acquisition of ACM's agency platform (the "Acquisition"), which had been carried over from a previous incentive agreement. At its inception, the 2021 Incentive Agreement provided that Mr. Kaufman had (1) an annual base salary of $1,200,000, (2) an additional annual cash payment of $800,000 and (3) an annual performance-based cash bonus threshold opportunity of $1,464,100, a target opportunity of $2,928,200 and a maximum opportunity of $4,392,300, with the opportunity to earn up to an additional $732,050 annually in the event of extraordinary performance with respect to corporate capital growth goals. The goals applicable to the annual performance-based cash bonus were related to distributable earnings per share (50%); corporate capital growth (20%); balance sheet-management (10%); efficiency (10%) and the relative risk of our portfolio (10%). The metrics for the goals were set by the Compensation Committee of our Board of Directors.
The 2021 Incentive Agreement also provided for the continuation of a time-based vesting stock grant, with an annual grant value of $3,000,000, dependent on reaching certain goals relating to our integration of the Acquisition, including originations, growth in the servicing portfolio and the weighted average servicing fee (each an “Acquisition Related Grant”), which was part of a previous incentive agreement with Mr. Kaufman. The 2021 Incentive Agreement also provided that Mr. Kaufman had an option to elect to receive either (x) an annual grant of three year time-based vesting stock with a value at grant of $3,000,000 or (y) an annual grant of performance-based vesting RSUs with an annual value at grant of $12,000,000, which would vest, in whole or in part, based on the attainment of our TSR goals over a five year period. For 2023, Mr. Kaufman elected to receive the three year time-based vesting stock.
The 2021 Incentive Agreement also provided for the treatment of the various incentive awards upon a termination of Mr. Kaufman’s employment, which is now controlled by the 2024 Incentive Agreement.
Pay for Performance
The 2024 Incentive Agreement and the compensation that may be earned by Mr. Kaufman thereunder are heavily weighted towards a “pay for performance” standard and build upon the Company’s significant growth since 2015. Approximately 75.6% of the compensation that Mr. Kaufman can earn under the 2024 Incentive Agreement is either purely performance based, or results in part from having met previous performance based metrics, principally, the GAAP Equity Adjustment described below. Under the 2024 Incentive Agreement, if Mr. Kaufman were to reach target goals for his annual cash bonus and for his long term equity award he would earn $14,335,381 in cash and equity value. Of that amount, $3,502,630, or 24.4%, would be contractually based, $9,764,101, or 68.1% would be performance based, and $1,068,650, or 7.5% would be attributable to him having earned that through the GAAP Equity Adjustment. The GAAP Equity Adjustment has been a performance dependent feature of Mr. Kaufman’s compensation agreements going back to 2015.
The following demonstrates how much of Mr. Kaufman’s compensation under the 2024 Incentive Agreement is performance based.
•Performance based – annual additional cash payment in excess of original amount of $800,000, as earned under the GAAP Equity Adjustment; annual performance-based cash bonus; three-year time-based vesting grant of equity in excess of the original amount of $2,200,000; five-year performance-based RSUs in the original amount of $8,800,000.
•Non-Performance Based – salary; annual additional cash payment in original amount of $800,000; three-year time-based vesting grant of equity in the original amount of $2,200,000.
Under the terms of the 2021 Incentive Agreement that were in effect in 2023, Mr. Kaufman had an option to elect to receive either (x) an annual grant of three year time-based vesting stock with a value at grant of $3,000,000, subject to adjustment under the GAAP Equity Adjustment, or (y) an annual grant of performance-based vesting restricted stock units with an annual value at grant of $12,000,000, subject to adjustment under the GAAP Equity Adjustment, tied to our five year TSR objectives.
One of the more significant changes made in the 2024 Incentive Agreement was to remove the option to elect either the time-based equity grant or the performance-based equity grant, and to instead provide both such grants, with the amounts of the grants reduced to approximately one half of the amounts applicable under the 2021 Incentive Agreement during 2023. This change resulted in Mr. Kaufman’s long term awards being more reflective of a “performance” model.
The GAAP Equity Adjustment
The 2024 Incentive Agreement provides, as did Mr. Kaufman’s previous agreements going back to 2015, that the value of Mr. Kaufman’s annual cash payment, his annual performance-based cash bonus and both long term equity awards would increase by 10% for each increase of 25% in our GAAP equity capitalization, measured annually (the “GAAP Equity Adjustment”). That provision allowed the Company to recognize the achievement of a very significant (25%) increase in equity capitalization (crucial for a real estate investment trust like our's) without having to modify the agreement with its CEO as the Company grew. Mr. Kaufman’s performance in growing the Company’s equity capital has been significant since 2015, with GAAP equity growing by 473% from December 31, 2014 through December 31, 2025, and therefore, in accordance with the GAAP Equity Adjustment, the payments made to Mr. Kaufman over that period were adjusted, increasing by 10% each time the targeted 25% growth in the Company’s capital base was reached.
The values of the annual cash payment, the annual performance-based cash bonus and both long-term equity awards in the 2024 Incentive Agreement are the result of similar GAAP Equity Adjustment clauses that were operative under the previous agreements.
2026 Compensation Actions
In March 2026, the Compensation Committee approved the salaries of the NEO group, other than Mr. Kaufman, for 2026, all of which were unchanged from 2025.
The Compensation Committee intends to continue its strategy of compensating our NEOs through programs that emphasize incentive compensation, fostering a pay-for-performance culture. To that end, a majority of executive compensation will continue to be tied to Company and individual performance, while maintaining an appropriate balance between cash and non-cash compensation.

Compensation Committee Report
The Compensation Committee of the Board of Directors of Arbor Realty Trust, Inc. reviewed and discussed the “Compensation Discussion and Analysis” with management. Based upon this review and their discussions, the Compensation Committee recommended that the Board of Directors include the “Compensation Discussion and Analysis” in Arbor Realty Trust, Inc.'s proxy statement for the 2026 annual meeting of stockholders and incorporate it by reference into Arbor Realty Trust, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2025.

Compensation Committee: William C. Green (Chairman) Edward Farrell Melvin F. Lazar Elliot Schwartz George Tsunis Carrie Wilkens

April 16, 2026

Executive Compensation
Summary Compensation Table for 2025
The following table summarizes the total compensation of our NEOs for the years ended December 31, 2025, 2024 and 2023 (or such shorter period with respect to which the executive was our NEO).

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Ivan Kaufman Chief Executive Officer and President	2025	1,200,000		5,320,407	(3)	5,259,152	6,000	11,785,559
	2024	1,200,000		6,049,937		4,801,071	6,870	12,057,878
	2023	1,200,000		7,265,264		3,927,947	6,600	12,399,811
Paul Elenio Chief Financial Officer	2025	750,000		2,100,000		494,193	6,000	3,350,193
	2024	750,000		1,250,000		504,057	6,870	2,510,927
	2023	750,000		1,400,000		494,926	6,600	2,651,526
Steven Katz Executive Vice President and Chief Investment Officer — Residential Financing	2025	1,966,537	(4)	1,458,463		568,324	6,000	3,999,324
	2024	1,383,010	(4)	1,465,000		816,007	6,870	3,670,887
	2023	2,086,555	(4)	1,465,000		494,926	6,600	4,053,081
Danny van der Reis Executive Vice President — Servicing and Asset Management	2025	800,000		1,200,000		543,619	6,000	2,549,619
	2024	783,334		1,200,000		453,648	6,870	2,443,852
	2023	600,000		1,100,000		593,906	6,600	2,300,506
David Friedman(5) Executive Vice President — Chief Credit Officer and Head of Non-Agency Production & Syndications	2025	500,000		1,400,000		—	6,000	1,906,000
	2024	N/A		N/A		N/A	N/A	N/A
	2023	N/A		N/A		N/A	N/A	N/A
____________________
N/A - Not applicable
(1)Represents the aggregate grant date fair value of restricted common stock awards and performance-vesting restricted stock units granted for the respective years, determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 Compensation — Stock Compensation (“ASC 718”) and represents the probable outcome of the performance condition. See “Executive Compensation — Compensation Discussion and Analysis — Compensation Setting Process — Stock-Based Incentive Awards” for further information on stock awards.
(2)Amounts reflect our matching contributions to the 401(k) plan and employer paid premiums for $250,000 of basic term life insurance coverage.
(3)Amount represents the cash bonus paid to Mr. Kaufman under the terms of the 2024 Incentive Agreement as described above under “2024 Annual Incentive Agreement” and includes a performance-based cash bonus of $4,149,127. Based on the terms of the 2024 Agreement, the 2025 performance-based cash bonus had target opportunities of $3,897,439 at target performance, $1,948,717 at threshold performance and $5,846,151 at maximum performance, plus an additional $974,359 for extraordinary performance with respect to corporate capital growth goals. The 2025 performance-based cash bonus was paid-out between target performance and threshold performance, plus the additional amount for extraordinary performance for reaching corporate capital growth goals.
(4)The salary for Mr. Katz includes $1,466,537, $883,010 and $1,586,555 of commissions that were paid in 2025, 2024 and 2023, respectively.
(5)Mr. Friedman first became our NEO in 2025.

Grants of Stock-Based Awards for 2025
The following shares of restricted common stock and performance-vesting restricted stock units were granted to the NEOs pursuant to our stock incentive plans in effect during 2025.

Name	Grant Date	Number of Shares of Stock or Units (#)(1)	Grant Date Fair Value of Stock Awards ($)(2)
Ivan Kaufman	03/14/25	853,373	4,801,071
Paul Elenio	03/14/25	40,617	504,057
Steven Katz	03/14/25	65,754	816,007
Danny van der Reis	03/14/25	36,555	453,648
David Friedman	03/14/25	—	—
____________________
(1)Represents restricted common shares granted to the NEOs in 2025 with respect to their 2024 performance.
(2)Represents the aggregate grant date fair value of restricted common stock awards and performance-vesting restricted stock units granted in the respective years, determined in accordance with ASC 718. See “Executive Compensation — Compensation Discussion and Analysis — Compensation Setting Process — Stock-Based Incentive Awards” for further information on stock awards.
Cash dividends are paid on all outstanding shares of restricted stock at the same rate as is paid on all shares of common stock, which was $1.33 per share for 2025. See “Executive Compensation — Compensation Discussion and Analysis — Forms of Compensation — Stock-Based Incentive Awards” for further information.
Outstanding Equity Awards at 2025 Year-End
The table below lists the number of shares of unvested restricted common stock and performance-vesting restricted stock units held by each of our NEOs as of December 31, 2025.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Ivan Kaufman	1,410,423(3)	10,944,882
Paul Elenio	40,091(4)	311,106
Steven Katz	56,849(5)	441,148
Danny van der Reis	39,985(6)	310,284
David Friedman	6,506(7)	50,487
____________________
(1)For all NEOs, as of December 31, 2025, these shares were subject to the terms of the applicable restricted stock award agreements, and additionally for Mr. Kaufman, the 2024 Annual Incentive Agreement, during 2025.
(2)Based on the closing stock price of our common stock on December 31, 2025 of $7.76.
(3)Of the 727,724 unvested restricted common stock awards for Mr. Kaufman, 247,275 shares vested in March 2026, while 309,775 shares and 170,674 shares will vest in March 2027 and March 2028, respectively. Mr. Kaufman has elected to defer receipt of the shares vested in March 2026 until March 2028, or sooner in the case of termination, pursuant to a pre-established deferral election. The 682,699 performance-vesting restricted stock units granted to Mr. Kaufman will vest, in whole or in part, based on the attainment of total shareholder return goals over a four-year period ending December 31, 2028.
(4)Of the 40,091 unvested stock awards for Mr. Elenio, 26,550 shares vested in March 2026, while 13,541 shares will vest in March 2027.

(5)Of the 56,849 unvested stock awards for Mr. Katz, 34,929 shares vested in March 2026, while 21,920 shares will vest in March 2027.
(6)Of the 39,985 unvested stock awards for Mr. van der Reis, 27,798 shares vested in March 2026, while 12,187 shares will vest in March 2027.
(7)These shares vested in March 2026.
Vested Stock-Based Awards for 2025
The table below lists the number of shares of restricted common stock held by each of our NEOs that vested (pursuant to the terms of the related restricted stock award agreement and, with respect to Mr. Kaufman, the 2021 Incentive Agreement) during 2025.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Ivan Kaufman	189,873(2)	2,287,970
Paul Elenio	41,016	506,221
Steven Katz	39,269	483,661
Danny van der Reis	33,585	413,871
David Friedman	6,505	80,044
____________________
(1)Value realized equals the fair market value of the shares on the date the shares vested.
(2)Mr. Kaufman has elected to defer receipt of these vested shares until March 2027, or sooner in the case of termination, pursuant to a pre-established deferral election.
Non-Qualified Deferred Compensation for 2025
The table below provides information regarding compensation deferred by each of our NEOs under the Employee Deferred Comp Plan during 2025.

Name	Executive Contributions in Last Fiscal Year ($)		Registrant Contributions in Last Fiscal Year ($)		Aggregate Earnings in Last Fiscal Year ($)(1)		Aggregate Withdrawals/Distributions ($)		Aggregate Balance at Last Fiscal Year End ($)(2)
Ivan Kaufman(3)	2,287,970		—		—		—		2,287,970
Paul Elenio	—		—		—		—		—
Steven Katz	193,758(4)		387,516		287,596		—		3,410,703
Danny van der Reis	175,000(4)		—		86,802		681,943		196,478
David Friedman	—	—	—	—	—	—	—	—	—
____________________
(1)Reflects investment gains and losses on participant contributions and interest earned on employer matching contributions.
(2)Includes $1,579,139 of employer matching contributions that are unvested for Mr. Katz.
(3)Reflects the value of vested restricted stock units that Mr. Kaufman has elected to defer. Excludes unvested restricted stock units that Mr. Kaufman has elected to defer, which have not yet been earned.
(4)These amounts are included in the 2025 compensation figures reported in the Summary Compensation Table disclosed above.
Under the Employee Deferred Comp Plan, participating named executive officers may elect to defer a portion of their compensation in accordance with the terms of the plan. Amounts credited to a participant’s account that are attributable to employer matching contributions are credited with earnings at a fixed annual rate of 2%. Amounts credited to a participant’s account that are attributable to the participant’s own elective deferrals are deemed invested in the investment fund(s) made available under the plan, and such amounts are credited with gains and losses based on the performance of the applicable fund(s). As a result, earnings on participant elective deferrals vary from year to year based on fund performance. Payments from the plan are made in accordance with the participant’s distribution elections and the terms of the plan governing payouts, withdrawals and other distributions, including distributions following separation from service
Potential Payments Upon Change in Control or Termination
Except for the 2021 and 2024 Agreements with Mr. Kaufman, we do not maintain employment, severance or change in control agreements with any of the NEOs and, therefore, we are not obligated to pay cash severance to any of the NEOs, other than Mr. Kaufman, upon a termination of their employment.
Change in Control
The restricted stock award agreements that govern the shares of restricted common stock granted to the NEOs pursuant to our Stock Incentive Plan provide for the full vesting of such shares in the event of a “change of control” (as defined in the agreement) of the Company. If a change in control had occurred on December 31, 2025, the market value of the shares of restricted common stock held by each NEO that would have become vested, based on the closing stock price of $7.76 on December 31, 2025, was equal to: (1) Mr. Kaufman, $5,647,138; (2) Mr. Elenio, $311,106; (3) Mr. Katz, $441,148; (4) Mr. van der Reis, $310,284; and (5) Mr. Friedman, $50,487.
Termination
If Mr. Kaufman’s employment was terminated on December 31, 2025: (1) by the Company without cause; or (2) by Mr. Kaufman for “good reason” (as defined in the 2024 Agreement), the unvested shares of restricted common stock he held would have become vested and he would have been entitled to the same value described under “Change in Control” above. In addition, the market value of the pro-rata performance-vesting restricted stock units that would have vested based on the terms of his employment agreement was equal to $1,324,438, based on the closing stock price of $7.76 on December 31, 2025.
CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Act and Item 402(u) of Regulation S-K, we are required to disclose the ratio of our median employee’s annual total compensation to the annual total compensation of our principal executive officer.
To identify the median employee from our employee population in 2025, we compared the compensation amounts of our employees, excluding the compensation of our CEO, Mr. Kaufman, as reflected in our payroll records and reported to the Internal Revenue Service on Form W-2 for 2025. Since all our employees are located in the United States, we did not make any cost-of-living adjustments in identifying the median employee. The salaries for permanent employees who were hired during 2025 and were working for us as of December 31, 2025 were annualized.
For 2025, the total compensation of our median employee was $109,961, and the annual total compensation of Mr. Kaufman was $11,785,559, which is reported in the “Total” column of our 2025 Summary Compensation Table included in this proxy statement. As a result, Mr. Kaufman’s annual total compensation was 107 times that of the annual total compensation of our median employee.
The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described above. Since the rules used for identifying the median of the annual total compensation allows a variety of methodologies, application of certain exclusions and reasonable estimates and assumptions, the pay ratio reported by other companies may not be comparable to our pay ratio, as other companies have different employee populations and compensation practices and may have used different methodologies, exclusions, estimates and assumptions in calculating their pay ratios.
Pay Versus Performance
The following pay versus performance disclosures are required by Section 953(a) of the Dodd-Frank Act and Item 402(v) of Regulation S-K. Messrs. Kaufman, Elenio, Katz, van der Reis and Friedman served as our NEOs in 2025. Messrs. Kaufman, Elenio, Kilgore, Katz and van der Reis served as our NEOs in 2024. Messrs. Kaufman, Elenio, Katz, van der Reis and Caulfield served as our NEOs in 2023. Messrs. Kaufman, Elenio, Kilgore, Weber and Caulfield served as our NEOs in 2022 and 2021. The following table shows the total compensation for our NEOs for the past five fiscal years as set forth in the Summary Compensation Tables for the covered years, the “compensation actually paid” (“CAP”) to our CEO and on an average basis for our other NEOs (in each case, as determined under SEC rules), our TSR, the TSR of FTSE Nareit Mortgage REITs over the same period, our net income and distributable earnings (which is our “company-

selected measure” for 2025 for purposes of this disclosure). The amounts for CAP do not reflect the actual amount of compensation earned by or paid to the NEOs during the covered years. Please refer to the Compensation Discussion and Analysis section included in this report and in previous reports for information about how the Compensation Committee has assessed the Company’s performance and NEOs compensation in a given year.
Pay versus Performance Table

Year	Summary Compensation Table Total for CEO ($)	Compensation Actually Paid to CEO ($)(1)	Average Summary Compensation Table Total for Other NEOs ($)	Average Compensation Actually Paid to Other NEOs ($)(1)	Value of Initial Fixed $100 Investment Based on December 31, 2020		Net Income ($)(4)	Distributable Earnings ($)(5)
					TSR ($)(2)	Peer Group TSR ($)(3)
2025	11,785,559	6,177,179	2,951,284	2,737,102	94	114	157,828,828	223,568,258
2024	12,057,878	11,965,183	2,608,742	2,613,291	149	98	283,918,655	358,019,878
2023	12,399,811	23,823,989	2,751,405	3,318,842	144	98	400,556,657	452,478,707
2022	10,574,016	8,150,510	2,071,700	2,484,249	111	85	353,827,809	405,695,825
2021	13,439,509	29,011,520	1,985,752	2,219,060	139	116	377,806,794	313,728,736
____________________
(1)The following adjustments were made to the Summary Compensation Table total to determine the CAP:

Year	A Summary Compensation Table Total ($)(i)	B Reported Value of Equity Awards ($)(ii)	C Equity Award Adjustments ($)(iii)	A+B+C Compensation Actually Paid ($)
CEO
2025	11,785,559	(5,259,152)	(349,228)	6,177,179
2024	12,057,878	(4,801,071)	4,708,376	11,965,183
2023	12,399,811	(3,927,947)	15,352,125	23,823,989
2022	10,574,016	(2,851,081)	427,575	8,150,510
2021	13,439,509	(6,309,279)	21,881,290	29,011,520
Average of other NEOs
2025	2,951,284	(401,534)	187,352	2,737,102
2024	2,608,742	(519,036)	523,585	2,613,291
2023	2,751,405	(544,416)	1,111,853	3,318,842
2022	2,071,700	(375,319)	787,868	2,484,249
2021	1,985,752	(422,580)	655,888	2,219,060
____________________
(i)Reflects the amounts (or the average amounts for the non-CEO NEOs) reported in the “Total” column of the Summary Compensation Table for the covered years.
(ii)Reflects the grant date fair value of equity awards granted to the CEO (or the average amounts with regard to the non-CEO NEOs) as reported in the “Stock Awards” column in the Summary Compensation Table for the covered years.
(iii)The equity award adjustments for each covered year include the addition (or subtraction, as applicable) as set forth in the following table below. The fair values of equity awards were calculated using closing stock price as of the applicable valuation dates.

Year	Year End Fair Value of Equity Awards Granted During the Year ($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Value of Dividends Paid on Unvested Stock ($)	Total Equity Award Adjustments ($)
CEO
2025	5,284,504	(6,438,974)	(341,771)	1,147,013	(349,228)
2024	5,046,842	(993,408)	(718,539)	1,373,481	4,708,376
2023	8,456,019	1,075,293	4,339,732	1,481,081	15,352,125
2022	5,765,982	(5,181,827)	(1,585,597)	1,429,017	427,575
2021	9,899,175	6,400,764	4,273,431	1,307,920	21,881,290
Average of other NEOs
2025	406,246	(218,372)	(45,789)	45,267	187,352
2024	579,262	(45,675)	(64,004)	54,002	523,585
2023	1,060,829	11,787	3,706	35,531	1,111,853
2022	782,668	(12,184)	(9,226)	26,610	787,868
2021	567,337	36,108	30,046	22,397	655,888
(2)The TSR is calculated assuming $100 was invested on December 31, 2020, with reinvestment of dividends.
(3)Represents the TSR of FTSE Nareit Mortgage REITs for each respective year for comparison purposes.
(4)Represents the net income as reported in the Company’s audited financial statements for each respective year.
(5)Represents the distributable earnings as reported in the Company’s audited financial statements for each respective year. We have determined that distributable earnings is the financial performance measure that, in our assessment, represents the most important performance measure used by us to tie NEO compensation to Company performance for 2025. We define distributable earnings as net income (loss) attributable to common stockholders computed in accordance with GAAP, adjusted for accounting items such as depreciation and amortization (adjusted for unconsolidated joint ventures), non-cash stock-based compensation expense, income from mortgage servicing rights ("MSRs"), amortization and write-offs of MSRs, gains/losses on derivative instruments primarily associated with Private Label loans not yet sold and securitized, changes in fair value of GSE-related derivatives that temporarily flow through earnings, deferred tax provision (benefit), CECL provisions for credit losses (adjusted for realized losses as described below), and gains/losses on the receipt of real estate from the settlement of loans (prior to the sale of the real estate). We also add back one-time charges such as acquisition costs and one-time gains/losses on the early extinguishment of debt and redemption of preferred stock. We reduce distributable earnings for realized losses in the period we determine that a loan is deemed nonrecoverable in whole or in part. Loans are deemed nonrecoverable upon the earlier of: (1) when the loan receivable is settled (i.e., when the loan is repaid, or in the case of foreclosure, when the underlying asset is sold); or (2) when we determine that it is nearly certain that all amounts due will not be collected. The realized loss amount is equal to the difference between the cash received, or expected to be received, and the book value of the asset.
We do not provide defined benefit pensions to our NEOs, so no adjustments have been made in respect to that measure.

CAP vs. Company TSR and Peer Group TSR, Net Income and Distributable Earnings
The following graphs compare the CAP of our CEO and the average CAP of the other NEOs to: (1) the Company’s cumulative TSR and the peer group TSR (which are also shown against each other in the same graphic); and (2) net income and distributable earnings over the five years presented.

CAP VS. COMPANY TSR AND PEER GROUP TSR
Compensation Actually Paid
$35,000,000
$30,000,000
$25,000,000
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$-
Total Shareholder Return
$180
$160
$140
$120
$100
$80
$60
$40
$20
$-
2021
2022
2023
2024
2025
Years
CEO CAP
Other NEO CAP (Average)
Company TSR
Peer Group TSR

CAP VS. Net Income and Distributable Earnings
$35,000,000
$30,000,000
$25,000,000
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$-
Compensation Actually Paid
$500,000,000
$450,000,000
$400,000,000
$350,000,000
$300,000,000
$250,000,000
$200,000,000
$150,000,000
$100,000,000
$50,000,000
$-
Income / Earnings
2021
2022
2023
2024
2025
Years
CEO CAP
Other NEO CAP (Average)
Net Income
Distributable Earnings

Director Compensation
The Compensation Committee’s recommendations regarding compensation of our directors are reported to, and approved by, the full Board of Directors.
For 2025, the director compensation plan provided that each non-management director is paid a director’s fee with a value of $217,500 per year, consisting of $100,000 of cash and approximately $117,500 in stock. The lead director is paid an additional cash fee of $50,000 per year. The independent director who serves as the chairman of the: (1) Audit Committee is paid an additional cash fee of $25,000 per year; (2) Corporate Governance Committee is paid an additional cash fee of $20,000 per year; and (3) Compensation Committee is paid an additional cash fee of $15,000 per year. Additionally, each independent director who serves on a committee (other than the chairman) is paid an additional cash fee per year of $10,000. We also reimburse all directors for reasonable out-of-pocket expenses incurred in connection with their services on the Board of Directors. All directors are reimbursed for up to $2,500 per year for continuing education costs incurred in connection with their services on the Board of Directors.
If the value of a director’s equity ownership in Arbor, measured as of December 31 of the prior calendar year, equals or exceeds five times the cash compensation (including all committee fees) received in the prior calendar year, the director may elect to have all, or a portion of, the equity compensation to be granted the following March paid in cash in lieu of stock.
The director compensation program also requires a minimum level of equity ownership for each director. The required minimum level of equity ownership for each director is five times the level of total cash compensation received by such director in the prior calendar year. New directors have five years to reach the required level of equity ownership. If any director should fall below the required level of equity ownership, such director will have one year to come into compliance with the policy.
In 2021, the Board of Directors approved a deferred compensation plan which is offered to all our directors, excluding Mr. Kaufman, which allows each individual to elect to defer some or all of their cash and/or equity awards (the “Director Deferred Comp Plan”). The Director Deferred Comp Plan also allows for an election, in the event of a deferral of equity, to either receive dividend equivalents in cash, or to defer the dividend equivalents and have them converted to additional deferred equity.
2025 Director Compensation Table
The following tables sets forth the compensation paid to our non-management directors for the year ended December 31, 2025.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Kenneth J. Bacon	120,000	118,453	238,453
Caryn Effron	120,000	118,453	238,453
Edward Farrell(2)	120,000	118,453	238,453
William C. Green(2)	175,000	118,453	293,453
Melvin F. Lazar(2)	135,000	118,453	253,453
Joseph Martello(3)	217,500	—	217,500
Elliot Schwartz(2)	130,000	118,453	248,453
George Tsunis	100,000	98,312	198,312
Carrie Wilkens	120,000	118,453	238,453
____________________
(1)Represents the aggregate grant date fair value of common stock awards granted in 2025, determined in accordance with ASC 718. The number of shares and grant date fair value of common stock awards granted during 2025 are set forth below. Each of these awards consisted of shares of common stock that were issued without vesting restrictions as of the grant date and no assumptions were used in the calculation of the grant date fair value, which constitutes the market value on the date of grant.

Name	Number of Shares Granted (#)	Grant Date Fair Value of Stock Awards ($)
Kenneth J. Bacon	9,545	118,453
Caryn Effron	9,545	118,453
Edward Farrell(2)	9,545	118,453
William C. Green(2)	9,545	118,453
Melvin F. Lazar(2)	9,545	118,453
Joseph Martello(3)	—	—
Elliot Schwartz(2)	9,545	118,453
George Tsunis	7,922	98,312
Carrie Wilkens	9,545	118,453
(2)Represents fully vested RSUs which Messrs. Bacon, Farrell, Green, Lazar and Schwartz have elected to receive, pursuant to the Director Deferred Comp Plan, in connection with the deferral of the common stock otherwise to be issued under the director compensation plan. The RSUs are converted to common stock at a future date pursuant to a pre-established deferral election under the Director Deferred Comp Plan.
(3)Mr. Martello did not receive restricted shares in 2025 for his service as a director but elected to receive a cash payment as permitted under our director compensation program. Mr. Martello resigned as a director in December 2025.
On March 13, 2026, the Compensation Committee granted Dr. Wilkens, Ms. Effron and Mr. Tsunis 15,141 shares of fully vested common stock. On March 13, 2026, the Compensation Committee also granted each of Messrs. Bacon, Farrell, Green, Lazar and Schwartz 15,141 shares of fully vested RSUs, which the directors have elected to defer receipt of the common stock, into which the RSUs are converted, to a future date pursuant to a pre-established deferral election. Mr. Martello elected to receive a cash payment as permitted under our director compensation program.
Compensation Committee Interlocks and Insider Participation
During 2025, Dr. Wilkens and Messrs. Farrell, Green, Lazar, Schwartz and Tsunis served as members of our Compensation Committee. No member of the Compensation Committee has served as an officer or employee of Arbor at any time. In addition, no Arbor executive officer serves as a member of the Compensation Committee or on the Board of Directors of any company at which a member of Arbor’s Compensation Committee or Board of Directors serves as an executive officer.
Equity Compensation Plan Information
The following table presents information as of December 31, 2025 regarding our Stock Incentive Plan, which is our only equity compensation plan.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance
Equity compensation plans approved by security holders:
Stock Incentive Plan	1,282,616	N/A	4,392,656
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	1,282,616	N/A	4,392,656

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table indicates how many shares of our common stock and our special voting preferred stock are beneficially owned as of April 2, 2026 by: (1) each of our directors and each nominee for director; (2) each of our executive officers; and (3) all our directors and executive officers as a group. This table also indicates how many shares of our common stock and special voting preferred stock are beneficially owned by each person known to us to be the beneficial owner of more than five percent (5%) of the outstanding shares of our common stock and special voting preferred stock, in each case, based solely on, and as of the date of, such person’s filing of a Schedule 13D or Schedule 13G with the SEC. Unless otherwise indicated, the persons named in the following table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.
The following table lists separately the outstanding shares of our special voting preferred stock that are currently held by ACM and our executive officers as a separate class of our voting securities. These shares of special voting preferred stock entitle the holder to one vote on all matters submitted to a vote of our stockholders and are paired with an equal number of common units of our operating partnership (“OP Units”), each of which is currently redeemable by the holders for cash or, at our option, shares of our common stock on a one-for-one basis. Each share of special voting preferred stock will be redeemed and canceled by us upon the redemption of its paired OP Unit for cash or shares of our common stock. In accordance with SEC beneficial ownership rules, the following table attributes to ACM (and to Mr. Kaufman, as the controlling owner of ACM) beneficial ownership of the: (1) 10,483,930 shares of special voting preferred stock currently held by ACM; and (2) 2,535,870 shares of common stock currently held by ACM.

	Shares of Common Stock Beneficially Owned(2)		Shares of Special Voting Preferred Stock Beneficially Owned(2)		Total Shares of Voting Stock Beneficially Owned(2)
Name and Address(1)	Number	Percentage	Number	Percentage	Number	Percentage
Ivan Kaufman(3)(4)	4,861,376	2.5%	10,564,091	65.3%	15,425,467	7.4%
Arbor Commercial Mortgage, LLC(4)	2,535,870	1.3%	10,483,930	64.8%	13,019,800	6.2%
The Vanguard Group(5)	18,880,882	9.8%	—	*	18,880,882	9.1%
BlackRock, Inc.(6)	25,926,021	13.5%	—	*	25,926,021	12.4%
Kenneth J. Bacon(3)	48,929	*	—	*	48,929	*
Caryn Effron	50,827	*	—	*	50,827	*
Edward J. Farrell(3)	28,204	*	—	*	28,204	*
William C. Green(3)	205,418	*	—	*	205,418	*
Melvin F. Lazar(3)	239,714	*	—	*	239,714	*
Elliot G. Schwartz(3)	40,467	*	—	*	40,467	*
George Tsunis	24,990	*	—	*	24,990	*
Carrie Wilkens	35,420	*	—	*	35,420	*
John Natalone(7)(8)	248,373	*	3,739,009	23.1%	3,987,382	1.9%
Kevin Wachter	95,678	*	—	*	95,678	*
Paul Elenio(8)	374,553	*	23,597	*	398,150	*
Fred Weber(8)	522,120	*	57,620	*	579,740	*
Gene Kilgore(8)	265,046	*	42,641	*	307,687	*
Maysa Vahidi	31,563	*	—	*	31,563	*
Danny van der Reis	238,534	*	—	*	238,534	*
Gianni Ottaviano(8)	175,007	*	2,136	*	177,143	*
Andrew Guziewicz(8)	106,631	*	5,374	*	112,005	*
Thomas Ridings	137,615	*	—	*	137,615	*
Steven Katz	221,675	*	—	*	221,675	*
David E. Friedman	67,323	*	—	*	67,323	*
Yoni Goodman(3)	13,500	*	—	*	13,500	*
All directors and executive officers as a group (23 persons)	8,032,963	4.2%	14,434,468	89.3%	22,467,431	10.8%
Total shares outstanding	192,361,203		16,170,218		208,531,421
________________
*Less than one percent.
(1)Unless otherwise indicated in the following footnotes, the address for each person or entity listed in the table above is 333 Earle Ovington Boulevard, Suite 900, Uniondale, New York, 11553.
(2)Beneficial ownership is determined in accordance with the rules of the SEC and generally includes securities over which a person has voting or investment power and securities that a person has the right to acquire within 60 days of the date hereof.
(3)Amounts exclude 3,142,095 shares: 2,246,607 shares, 29,933 shares, 50,310 shares, 62,891 shares, 52,694 shares, 50,310 shares, and 649,350 of RSUs for Messrs. Kaufman, Bacon, Farrell, Green, Lazar, Schwartz, and Goodman, respectively, which either were deferred until a future date (greater than 60 days of the date hereof) pursuant to a pre-established deferral election, or the issuance is contingent on the achievement of future total shareholder return objectives.
(4)Mr. Kaufman, together with Arbor Management, LLC, the managing member of ACM and an entity owned wholly by Mr. Kaufman, beneficially own approximately 35% of the outstanding membership interests of ACM. Amounts provided for Mr. Kaufman also include the shares owned, and separately disclosed, by ACM.

(5)Information based on a Schedule 13G/A filed with the SEC on January 10, 2024. That filing indicated that, as of December 29, 2023, The Vanguard Group had sole voting power as to none of the shares, shared voting power as to 121,992 shares, sole dispositive power as to 18,554,392 shares, and shared dispositive power as to 326,490 shares. Based on a Schedule 13G/A filed with the SEC on March 26, 2026, as of January 12, 2026, The Vanguard Group does not beneficially own any share of the Company’s common stock following an internal reorganization, pursuant to which certain subsidiaries of The Vanguard Group will report beneficial ownership separately from The Vanguard Group on a disaggregated basis. The address for Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.
(6)Based on information included in the most recently filed Form 13G/A filed by BlackRock, Inc. (“BlackRock”) on January 23, 2024. BlackRock has sole dispositive power over all such shares and sole voting power over 25,572,779 shares. The address for BlackRock is 50 Hudson Yards, New York, NY 10001.
(7)Includes 100,000 and 40,000 common shares held directly by The KFT 2018 NY Trust and The KFT DT LLC, respectively, and 702,335 and 3,000,000 of special voting preferred stock held directly by The KFT 2018 NY Trust and The KFT DT LLC, respectively, both estate planning vehicles which were set up for the benefit of Mr. Kaufman’s immediate family. Mr. Natalone serves as a co-trustee of The KFT 2018 NY Trust and manager of The KFT DT LLC and share the voting and investment power. Mr. Natalone disclaims beneficial ownership over these securities.
(8)These individuals hold Class B membership interests in ACM. For purposes of the SEC’s beneficial ownership rules, the shares held by ACM are not deemed to be beneficially owned by such individuals. See “Certain Relationships and Related Transactions — Relationships with Our Manager — Common Management” below for further details.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of a class of our equity securities registered pursuant to Section 12 of the Exchange Act, to file reports of ownership on Forms 3, 4 and 5 with the SEC. Officers, directors and greater than 10% stockholders are required to furnish us with copies of all Forms 3, 4 and 5 that they file.
Based solely on our review of the copies of such forms received by it, or written representations from certain reporting persons that no filings were required for those persons, we believe that during and with respect to the year ended December 31, 2025, all filings required by Section 16(a) of the Exchange Act were made timely.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Policy Regarding the Review, Approval or Ratification of Transactions with Related Persons
In recognition of the fact that transactions involving related parties can present potential or actual conflicts of interest or create the appearance that our decisions are based on considerations other than the best interests of the Company and its stockholders, the Board of Directors has adopted a written policy, the Related Person Transactions Policy (“RPT Policy,”) which provides for the review and approval (or, if completed, ratification) by independent directors of our Board of all transactions involving us and in which a related party is known to have a direct or indirect material interest, including transactions required to be reported under paragraph (a) of Item 404 of Regulation S-K promulgated by the SEC.
Our RPT Policy covers all transactions, arrangements or relationships (or any series of similar transactions, arrangements or relationships) in which we (including any of our subsidiaries) are, or will be, a participant and the amount involved exceeds $120,000, and in which any Related Person had, has or will have a direct or indirect material interest.
A “Related Person,” as defined in our RPT Policy, means (1) any person who is, or at any time since the beginning of our last calendar year was, a director or executive officer of ours or a nominee to become a director of ours; (2) any person who is the beneficial owner of more than 5% of any class of our voting securities; and (3) any immediate family member of any of the foregoing persons, which means any child, step-child, parent, step-parent, spouse, sibling, mother in-law, father in-law, son in-law, daughter in-law, brother in-law or sister in-law, and any person (other than a tenant or employee) sharing the household of any such director, executive officer or 5% beneficial owner.
In reviewing any Related Person transaction, all of the relevant facts and circumstances must be considered, including (1) the Related Person’s relationship to us and his or her interest in the transaction, (2) the proposed aggregate value of the transaction, or, in the case of indebtedness, the amount of principal that would be involved, (3) the benefits to us, (4) the availability of comparable products or services that would avoid the need for a Related Person transaction, and (5) the terms of the transaction and the terms available to unrelated third parties or to employees generally.
Relationships with ACM
ACM’s Ownership Interest in the Company and Related Registration Rights
ACM currently owns 10,483,930 OP Units in our operating partnership, Arbor Realty Limited Partnership (the “Partnership”), representing approximately 5.5% of the partnership interests in our operating partnership. Each of the OP Units currently held by ACM are paired with one share of our special voting preferred stock, each of which entitles the holder to one vote on all matters submitted to a vote of our stockholders. Combined with its direct ownership of 2,535,870 shares of our common stock, ACM is currently entitled to a number of votes representing approximately 6.2% of the voting power of our outstanding voting securities. We have granted ACM shelf registration rights, or, if such rights are not available, demand registration rights with respect to the shares currently owned by it. ACM is also entitled to participate in primary or secondary offerings of our common stock with respect to these shares. We have also agreed to certain restrictions on the registration rights that we may grant to any other holder or prospective holder of our securities without the prior written consent of ACM so long as we are still obligated to register any of the shares currently owned by ACM pursuant to the registration rights agreement.
Mr. Ivan Kaufman, our Chairman, CEO and President, and entities controlled by Mr. Kaufman collectively own approximately 35% of the outstanding membership interests in ACM. In addition, certain of our executive officers and a trust set up for the benefit of Mr. Kaufman’s family collectively own approximately 64% of the outstanding membership interest in ACM.
Non-Competition Agreements
In connection with the closing of the Acquisition, we entered into a non-competition agreement with ACM and Mr. Kaufman pursuant to which ACM and Mr. Kaufman agree not to pursue loans and similar investments in CMBS, the multifamily agency business, permanent and bridge commercial and multifamily mortgage loans and mezzanine and preferred equity investments in commercial and multifamily real estate (“Company Target Investments”). We agreed not to pursue investments in any areas other than Company Target Investments. Each party to the non-competition agreement agreed to not solicit the other parties’ employees.

Related Party Transactions
We have a support agreement and a secondment agreement with ACM and certain of its affiliates and certain affiliates of a relative of our CEO (“Service Recipients”) where we provide support services and seconded employees to the Service Recipients. The Service Recipients reimburse us for the costs of performing such services and the cost of the seconded employees. During 2025, 2024 and 2023, we incurred $4.0 million, $3.3 million and $3.2 million, respectively, of costs for services provided and employees seconded to the Service Recipients, all of which are reimbursable to us and included in due from related party on the consolidated balance sheets.
In certain instances, our business requires our executives to utilize privately owned aircraft in furtherance of our business. We have an aircraft time-sharing agreement with an entity controlled by our CEO that owns a private aircraft. Pursuant to the agreement, we reimburse the aircraft owner for the required costs under Federal Aviation Administration regulations for the flights our executives’ take.
In November 2025, we originated a $67.9 million bridge loan for the acquisition of a multifamily property purchased by a joint venture we formed with ACM, an entity owned by an immediate family member of our CEO and a consortium of independent outside investors, which was formed to purchase and operate the property. We contributed $1.5 million, for a 3.6% interest in the borrowing entity, while ACM and the entity owned by an immediate family member of our CEO contributed a combined $1.8 million for a 4.3% interest in the borrowing entity. The loan has an interest rate of SOFR plus 2.50% with a SOFR floor of 2.50% and matures in November 2028.
In November 2025, we committed to fund a $44.8 million bridge loan (none was funded at December 31, 2025) in a Single-Family Rental ("SFR") Build-to-Rent ("BTR") construction project. An entity owned by an immediate family member of our CEO also made an equity investment in the project, representing less than 1.0% of the total equity invested. The loan has an interest rate of SOFR plus 4.25% with a SOFR floor of 3.50% and matures in November 2028, with a one-year extension option.
In October 2025, we committed to fund a $50.5 million bridge loan (none was funded at December 31, 2025) in an SFR BTR construction project. ACM and an entity owned by an immediate family member of our CEO also made equity investments in the project, representing in the aggregate 4.6% of the total equity invested. The loan has an interest rate of SOFR plus 4.25% with a SOFR floor of 3.50% and matures in October 2028, with a one-year extension option.
In August 2025, we originated a $4.0 million bridge loan for the acquisition of a condominium complex, of which one of our directors is the co-chief executive officer and president of an entity that is an indirect owner of the borrower. The loan has an interest rate of SOFR plus 3.25% with a SOFR floor of 4.32% and matures in August 2026.
In May 2025, we refinanced a $32.5 million bridge loan with a new $43.0 million bridge loan for an SFR BTR construction project that matures in May 2026. In 2020, we also made a $3.5 million preferred equity investment in the same project, of which $1.2 million was paid off in May 2025. An entity owned by an immediate family member of our CEO also made an equity investment in the project and owned a 21.8% equity interest in the borrowing entity that increased to 26.6% in connection with the refinancing. The interest rate on the old loan was SOFR plus 3.75% with a SOFR floor of 0.75% and the interest rate on the new loan is SOFR plus 3.00% with a SOFR floor of 3.25%. The preferred equity investment has a 12.00% fixed rate and was scheduled to mature in May 2025, which was extended to May 2026. In connection with the extension, the borrower paid deferred interest of $1.9 million.
In May 2025, we refinanced a $30.5 million bridge loan with a new $36.2 million bridge loan, for an SFR BTR construction project. In 2020, we also made a $4.6 million preferred equity investment in the same project. ACM and an entity owned by an immediate family member of our CEO also made equity investments in the project and owned a combined 18.9% equity interest in the borrowing entity that increased to 33.7% in connection with the refinancing. The interest rate on the old loan was SOFR plus 4.25% with a SOFR floor of 1.00% and the interest rate on the new loan is SOFR plus 3.00% with a SOFR floor of 3.25%. The new loan was scheduled to mature in November 2025, which was extended to May 2026. The preferred equity investment has a 12.00% fixed rate and was scheduled to mature in November 2025, which was extended to May 2026. In connection with the extension, the borrower paid deferred interest of $1.3 million.

In May 2025, we refinanced a $56.9 million bridge loan with a new $58.4 million bridge loan for an SFR BTR construction project. Two of our officers made minority equity investments totaling $0.5 million, representing approximately 4% of the total equity invested in the project. Interest on the new loan decreased from SOFR plus 5.50% with a SOFR floor of 3.25% to SOFR plus 2.75% with a SOFR floor of 3.50% and matures in May 2027.

In February 2025, we refinanced a $46.2 million bridge loan we purchased from ACM in 2022 with a new $52.6 million bridge loan ($26.3 million was funded at December 31, 2025) for an SFR BTR construction project. A consortium of investors (which includes, among other unaffiliated investors, certain of our officers with a minority ownership interest) owns 70% of the borrowing entity and an entity indirectly owned and controlled by an immediate family member of our CEO owns 10% of the borrowing entity. Interest on the new loan decreased from SOFR plus 5.50% to SOFR plus 4.75% and matures in February 2027.
In 2024, we committed to fund a $62.4 million bridge loan ($24.0 million was funded at December 31, 2025) in an SFR BTR construction project. An entity owned by an immediate family member of our CEO also made an equity investment in the project and owns a 3.34% equity interest in the borrowing entity. The loan has an interest rate of SOFR plus 4.25% with a SOFR floor of 3.50% and matures in July 2027.
In 2024, we committed to fund a $42.5 million bridge loan ($26.4 million was funded at December 31, 2025) in an SFR BTR construction project. An entity owned by an immediate family member of our CEO also made an equity investment in the project and owns a 2.28% equity interest in the borrowing entity. The loan has an interest rate of SOFR plus 4.25% with a SOFR floor of 3.50% and matures in May 2027.
In 2022, we committed to fund a $67.1 million bridge loan ($52.9 million was funded at December 31, 2025) in an SFR BTR construction project. An entity owned by an immediate family member of our CEO also made an equity investment in the project and owns a 2.25% equity interest in the borrowing entity. The loan has an interest rate of SOFR plus 4.63% with a SOFR floor of 0.25% and was scheduled to mature in May 2025, which was extended to May 2026.
In 2022, we committed to fund a $39.4 million bridge loan ($39.0 million was funded at December 31, 2025) in an SFR BTR construction project. An entity owned by an immediate family member of our CEO also made an equity investment in the project and owns a 2.25% equity interest in the borrowing entity. The loan has an interest rate of SOFR plus 4.00% with a SOFR floor of 0.25% and was scheduled to mature in March 2026, which was extended to March 2027.
In 2021, we invested $4.2 million for 49.3% interest in a limited liability company (“LLC”) which purchased a retail property for $32.5 million and assumed an existing $26.0 million CMBS loan. A portion of the property can potentially be converted to office space, of which we obtain the right to occupy, in part. An entity owned by an immediate family member of our CEO also made an investment in the LLC for a 10% ownership, is the managing member and holds the right to purchase our interest in the LLC. In April 2026, we sold our interest in the LLC for $4.2 million.
In 2020, we originated a $14.8 million Private Label loan and a $3.4 million mezzanine loan on two multifamily properties owned in part by a consortium of investors (which includes, among other unaffiliated investors, certain of our officers and our CEO) which owns a 50% interest in the borrowing entity. In 2020, we sold the Private Label loan to an unconsolidated affiliate of ours. The mezzanine loan has a fixed interest rate of 9.00% and matures in April 2030.
In 2019, we, along with ACM, certain executives of ours and a consortium of independent outside investors, formed AMAC III, a multifamily-focused commercial real estate investment fund sponsored and managed by our CEO and one of his immediate family members. We committed to a $30.0 million investment for an 18% interest in AMAC III. In 2019, AMAC III originated a $7.0 million mezzanine loan to a borrower with which we had an outstanding $34.0 million bridge loan. In 2020, for full satisfaction of the mezzanine loan, AMAC III became the owner of the property. Also in 2020, the $34.0 million bridge loan was refinanced with a $35.4 million bridge loan, which has an interest rate of SOFR plus 3.50%, and was scheduled to mature in February 2025. In February 2025, we modified this loan to extend the maturity to February 2028 in exchange for a $2.0 million paydown that was made in the first quarter of 2025. In September 2025, the loan was modified to extend the maturity to July 2028, adjust the interest rate to SOFR plus 1.00% with an all-in floor of 6.50%, and include a fixed pay rate of 1.00%, effective June 1, 2025, with the remaining balance deferred.
In 2019, we converted an existing bridge loan into a $2.0 million mezzanine loan with a fixed interest rate of 10.00%. The underlying multifamily property is owned in part by a consortium of investors (which includes, among other unaffiliated investors, certain of our officers and our CEO) which owns interests ranging from 10.5% to 12.0% in the borrowing entities. The loan was scheduled to mature in May 2025, which was extended to February 2029.

In 2018, we originated a $21.7 million bridge loan on a multifamily property owned in part by a consortium of investors (which includes, among other unaffiliated investors, certain of our officers and our CEO) which owns 75% in the borrowing entity. The loan has an interest rate of SOFR plus 4.75% with a SOFR floor of 0.25%, and was scheduled to mature in February 2025, which was modified to extend the maturity to February 2027 in exchange for $3.0 million of additional collateral and a $2.5 million paydown to be made in February 2026. In 2024, we recorded a $5.5 million specific reserve on this loan. In September 2025, this loan paid off and we fully reversed the specific reserve recorded.
In 2017, we originated a $46.9 million Fannie Mae loan on a multifamily property owned in part by a consortium of investors (which includes, among other unaffiliated investors, certain of our officers) which owns a 17.6% interest in the borrowing entity. We carry a maximum loss-sharing obligation with Fannie Mae on this loan of up to 5% of the original unpaid principal balance.
In 2015, we invested $9.6 million for 50% of ACM’s indirect interest in a joint venture with a third party that was formed to invest in a residential mortgage banking business. In April 2025, Wakefield entered into an agreement to sell its interest in the residential mortgage banking business for $117.3 million. Based on the terms of this agreement, $22.0 million was allocated to us, which is equivalent to the carrying value of our investment, and therefore, we did not record a gain or loss on the transaction. The transaction closed once the entire sales price was paid, which was due in installments as follows: $15.0 million on or before April 1, 2025; $15.0 million on or before April 30, 2025; and the remaining $87.3 million on or before December 15, 2025. The first two installments were made in April, for which we received $5.6 million as our allocable share, and the final installment was made July 2025, for which we received $16.4 million as our allocable share.
We, along with an executive officer of ours and a consortium of independent outside investors, hold equity investments in a portfolio of multifamily properties referred to as the “Lexford” portfolio, which is managed by an entity owned primarily by a consortium of affiliated investors, including our CEO and an executive officer of ours. Based on the terms of the management contract, the management company is entitled to 4.75% of gross revenues of the underlying properties, along with the potential to share in the proceeds of a sale or restructuring of the debt. In 2018, the owners of Lexford restructured part of its debt and we originated 12 bridge loans totaling $280.5 million, which were used to repay in full certain existing mortgage debt and to renovate 72 multifamily properties included in the portfolio. The loans were originated in 2018, had interest rates of LIBOR plus 4.00% and were scheduled to mature in June 2021. During 2019, the borrower made payoffs and partial paydowns of principal totaling $250.0 million and in 2020, the remaining balance of the loans were refinanced with a $34.6 million Private Label loan, which has a fixed interest rate of 3.30% and matures in March 2030. In 2020, we sold the Private Label loan to an unconsolidated affiliate of ours. Further, as part of this 2018 restructuring, $50.0 million in unsecured financing was provided by an unsecured lender to certain parent entities of the property owners. ACM owns slightly less than half of the unsecured lender entity and, therefore, provided slightly less than half of the unsecured lender financing. Separate from the loans we originated in 2018, we provide limited (“bad boy”) guarantees for certain other debt controlled by Lexford. The bad boy guarantees may become a liability for us upon standard “bad” acts such as fraud or a material misrepresentation by Lexford or us. At December 31, 2025, this debt had an aggregate outstanding balance of approximately $300.0 million and is scheduled to mature through 2029.
Several of our executives, including our CFO, senior counsel and our chairman, CEO and president, hold similar positions for ACM. Our CEO and his affiliated entities (“the Kaufman Entities”) together beneficially own approximately 35% of the outstanding membership interests of ACM and certain of our employees and directors also hold an ownership interest in ACM. Furthermore, one of our directors serves as the trustee and co-trustee of two of the Kaufman Entities that hold membership interests in ACM. At December 31, 2025, ACM holds 2,535,870 shares of our common stock and 10,483,930 OP Units, which represents 6.2% of the voting power of our outstanding stock. Our Board of Directors approved a resolution under our charter allowing our CEO and ACM, (which our CEO has a controlling equity interest in), to own more than the 5% ownership interest limit of our common stock as stated in our amended charter.
General
Every transaction entered into between us and an entity in which ACM holds equity interests raises a potential conflict of interest. Conflicts of interest with respect to these investments include, among others, decisions regarding (1) whether to waive defaults of such borrower, (2) whether to foreclose on the investment, and (3) whether to permit additional financing on the properties securing our investments other than financing provided by us.
Other Relationships and Related Transactions
Our current policies and procedures do not allow for the lending of funds to any of our directors or executive officers.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
The Board of Directors, following the recommendation of the Corporate Governance Committee, has nominated Ms. Carrie Wilkens and Messrs. Ivan Kaufman, Melvin F. Lazar, and John Natalone as Class II directors each to serve on the Board of Directors until our 2029 annual meeting of stockholders and until their respective successors are duly elected and qualified. Each nominee has consented to being named in this proxy statement and to serve if elected. If, prior to the annual meeting, any nominee should become unavailable to serve, the shares of voting securities represented by a properly executed and timely returned proxy will be voted for such additional nominee as shall be designated by the Board of Directors, unless the Board of Directors determines to reduce the number of directors in accordance with our charter and bylaws. Election of each of the director nominees named in this Proposal No. 1 requires the affirmative vote of a majority of the votes cast in the election of directors at the annual meeting by holders of our voting securities. Shares represented by executed proxies will be voted, unless such holder of our voting securities abstained from voting, for the election of the Board of Directors’ nominees. Votes may be cast in favor of or against all of the director nominees, or any of them. Abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the outcome of the vote on the election of directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES FOR DIRECTORS IDENTIFIED ABOVE.

PROPOSAL NO. 2
AMENDMENT AND RESTATEMENT OF THE COMPANY'S 2024 AMENDED OMNIBUS STOCK INCENTIVE PLAN (THE "STOCK INCENTIVE PLAN")TO AUTHORIZE AN ADDITIONAL 8,000,000 SHARES OF THE COMPANY'S COMMON STOCK FOR ISSUANCE UNDER THE PLAN
We are asking the Company’s stockholders to approve an amendment and restatement of the Company’s Stock Incentive Plan to authorize the issuance of an additional 8,000,000 shares of the Company’s common stock pursuant to grants of restricted stock, restricted stock units or stock options under the Stock Incentive Plan and to extend the term of the Plan until May 20, 2036.

The Board of Directors believes that the Stock Incentive Plan is an important factor in attracting and retaining the high caliber employees and other service providers essential to the Company’s success and in aligning those individuals’ long-term interests with those of our stockholders. Therefore, on April 8, 2026, the Board of Directors approved an amendment and restatement of the Stock Incentive Plan (the “2026 Stock Incentive Plan”), subject to the approval of the Company’s stockholders at the 2026 annual meeting of stockholders, to increase the total number of shares of our common stock authorized and reserved for issuance under the Stock Incentive Plan by 8,000,000 shares such that an aggregate of 25,000,000 shares of common stock will be reserved and authorized for issuance thereunder. Since the Stock Incentive Plan’s effective date in May 2014 and through April 2, 2026, an aggregate of 15,940,117 shares had either been issued pursuant to awards or were subject to outstanding awards. Accordingly, as of April 2, 2026, 1,232,643 shares remained available for future grants (without giving effect to the additional 8,000,000 shares proposed to be added to the plan pursuant to the amendment and restatement and assuming outstanding performance awards are earned based on the achievement of “maximum” performance goals), 4,332,266 shares of unvested full value awards remain outstanding (assuming outstanding performance awards are earned and paid out based on the achievement of “maximum” performance goals), and there were no outstanding stock options or stock appreciation rights. If stockholder approval of the 2026 Stock Incentive Plan is obtained, the total number of shares authorized and reserved for future issuance under the 2026 Stock Incentive Plan will not exceed the total remaining available shares of 9,232,643 shares (less awards made between April 2, 2026 and the date of the 2026 annual meeting of stockholders plus any previously awarded shares that are returned to the plan as described below), which we expect to allow us to continue making equity grants for approximately 3 years (assuming that we continue to make awards consistent with our current practice). The amendment is intended to ensure that the 2026 Stock Incentive Plan will have the number of shares available necessary to meet these needs and the Board of Directors believes that approval of the above-described amendment to the Stock Incentive Plan is in the best interests of the Company and its stockholders. Aside from the increase in the number of shares of common stock described above and the extension of the term of the plan until May 20, 2036, no other material amendments to the Stock Incentive Plan are proposed pursuant to the amendment and restatement of such plan embodied by the 2026 Stock Incentive Plan.
The material features of the 2026 Stock Incentive Plan are summarized below. The following summary does not purport to be complete, and is subject to and qualified in its entirety by reference to the complete text of the 2026 Stock Incentive Plan which is attached to this proxy statement as Appendix A.
General
Restricted stock awards, restricted stock units and stock options may be granted under the 2026 Stock Incentive Plan. A total of 17,000,000 shares of the Company’s common stock were originally reserved for issuance pursuant to awards under the Stock Incentive Plan, subject to adjustment upon certain corporate transactions. As of April 2, 2026, an aggregate of 15,940,117 shares granted under the Stock Incentive Plan had either been issued pursuant to awards or were subject to outstanding awards and 1,232,643 shares remained available for future grants. If any shares subject to an award are forfeited, cancelled or fail to vest, such shares will again become available for future grants under the 2026 Stock Incentive Plan.
If stockholder approval of the 2026 Stock Incentive Plan is obtained, as specified in this Proposal No. 2, the total aggregate number of shares reserved for issuance will be increased to 25,000,000 shares, of which approximately 9,232,643 shares would remain available for future grants (plus any previously awarded shares that are returned to the Plan, as described above). If our stockholders do not approve the 2026 Stock Incentive Plan, the Stock Incentive Plan will remain in effect under its current terms, including the 17,000,000 maximum number of shares authorized for issuance pursuant to the Incentive Plan, of which 1,232,643 shares remain available for future grants.
On April 2, 2026, the per share closing price of the Company’s common stock was $7.50, as reported on the NYSE.

Summary of the Stock Incentive Plan
Below is a summary of the material features of the Stock Incentive Plan as amended, subject to shareholder approval. This summary is qualified in its entirety by reference to the copy of the Stock Incentive Plan attached to this proxy statement as Appendix A.

Purpose
The purpose of the 2026 Stock Incentive Plan is to enable the Company to attract and retain highly qualified personnel who will contribute to the Company’s success and to provide incentives to employees and other service providers that are linked directly to increases in stockholder value, and will therefore inure to the benefit of all of the Company’s stockholders.
Administration
The 2026 Stock Incentive Plan is administered by the Company’s Board of Directors or, at the Board’s discretion, by a committee appointed by the Board (as applicable, the “Plan Administrator”). The Board has appointed the Compensation Committee of the Board as the Plan Administrator. The Plan Administrator has the authority to grant awards and otherwise administer the 2026 Stock Incentive Plan. All decisions made by the Plan Administrator pursuant to the provisions of the 2026 Stock Incentive Plan are final, conclusive and binding upon all persons.
Eligibility
Officers, directors, employees, consultants (including employees of ACM who provide services to the Company) and advisors of the Company, its parent or subsidiaries are eligible to receive awards under the 2026 Stock Incentive Plan. All awards are subject to the Company's clawback policy.
Types of Awards
The 2026 Stock Incentive Plan provides for the grant of restricted shares of the Company’s common stock, restricted stock units and options to purchase shares of the Company’s common stock. These awards are discussed in more detail below.
Restricted Stock
A restricted stock award is an award of shares of common stock that is subject to forfeiture, restrictions on transferability and such other restrictions, if any, as the Plan Administrator may determine in its sole discretion. The restrictions may lapse separately or in combination at such times, under such circumstances, including, without limitation, a specified period of employment or the satisfaction of pre-established criteria, in such installments or otherwise, as the Plan Administrator may determine.
Restricted stock awards may be issued either alone or in addition to other awards granted under the 2026 Stock Incentive Plan. The recipient of a restricted stock award does not have any rights with respect to any such award until he or she has executed an award agreement evidencing the award and delivered an executed copy to the Company generally within a period of 60 days after the grant date, which may be delivered electronically.
Except to the extent restricted under the award agreement relating to the restricted stock, the recipient of a restricted stock award generally has all of the rights of a stockholder. The rights of a restricted stock award recipient upon termination of employment or service is as set forth in the award agreement governing such award and the terms of the award agreement may differ from award to award. The Company’s restricted stock awards generally provide that upon cessation of employment with or service to the Company, shares of restricted stock and any and all accrued but unpaid dividends that at the time have not been released from restrictions will be forfeited.
Restricted Stock Units
Restricted stock units are contractual rights to receive a share of common stock upon the satisfaction of vesting conditions. Recipients of restricted stock units do not have the right of stockholders with respect to shares subject to the award until the award vests and such shares are issued.

Stock Options
Options granted under the 2026 Stock Incentive Plan may be incentive stock options meeting the definition of an incentive stock option under Section 422 of the Internal Revenue Code, or options, which do not qualify as incentive stock options (referred to as nonqualified options). Each option award will be evidenced by an award agreement that specifies the option price, duration of the option, the number of shares to which the option pertains, vesting, termination and transferability rights and other provisions as the committee may determine to be appropriate. The option price for each grant will be at least equal to the fair market value (as defined in the 2026 Stock Incentive Plan) of the shares subject to the option on the grant date of the option. The date on which the Plan Administrator adopts a resolution granting an option shall be considered the grant date of the option, unless such resolution specifies a later date. The 2026 Stock Incentive Plan generally provides that the exercise price of an option may not be reduced following the grant date and no option shall be cancelled in exchange for a replacement option with a lower exercise price or another type of award or cash payment, in each case without approval of the Company’s stockholders.
No option may be exercised later than the tenth anniversary date of its grant. All of the shares reserved for issuance under the 2026 Stock Incentive Plan may be granted as incentive stock options. No participant may be granted options for more than 250,000 shares of common stock in any calendar year.
Adjustments Upon Certain Corporate Transactions
In the event of any merger, reorganization, consolidation, recapitalization, stock dividend or other change in corporate structure affecting the Company’s common stock, the Plan Administrator shall determine to what extent an equitable substitution or proportionate adjustment shall be made in: (i) the aggregate number of shares of the common stock reserved for issuance under the 2026 Stock Incentive Plan; (2) the kind, number and purchase price of shares of the common stock subject to outstanding awards of restricted stock granted under the 2026 Stock Incentive Plan; (3) the kind, number and exercise price of shares of common stock subject to outstanding options granted under the 2026 Stock Incentive Plan; and (4) the annual limitation on the number of options that may be granted to any participant. Other substitutions or adjustments shall be made as determined in the Plan Administrator’s discretion, including the cancellation of any outstanding awards in exchange for payment in cash or other property.
Effect of a Change in Control
The treatment of awards in the event of a change in control of the Company will be set forth in the applicable award agreement. The Company’s restricted stock award agreements have generally provided that all restrictions lapse as of the date of the change in control of the Company. The definition of a “change in control” will be provided in the restricted stock agreement and may vary from award to award. Generally a “change in control” will occur upon the occurrence of one of the following events:
•a person is or becomes the owner of 25% or more of the voting stock of the Company (other than Mr. Kaufman or ACM);
•directors serving on the Board of Directors on the date of the award agreement and any new directors whose election or nomination is approved or recommended by at least a two-thirds vote of the directors then still in office who either were directors on the date of the award agreement or whose election or nomination was previously so approved or recommended, cease to constitute a majority of directors;
•consummation of a merger or consolidation of the Company or any subsidiary with any other corporation where Company securities represent less than 60% of the securities of the resulting entity; or
•approval by the Company’s stockholders of a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition of all or substantially all of the Company’s assets.
Awards agreements providing for the grant of stock options will generally provide that they vest over a multi-year period. In addition, they may provide that the vesting terms of the stock options will be accelerated upon a change in control of the Company.
Amendment and Termination
The Company’s Board of Directors may amend, alter or discontinue the 2026 Stock Incentive Plan, but cannot take any action that would impair the rights of an award recipient under any previously granted award without such recipient’s consent. The Board of Directors must obtain approval of the stockholders for any amendment to the extent necessary to comply with applicable law or an applicable stock exchange listing requirement. The Plan Administrator may amend the terms of any award granted under the 2026 Stock Incentive Plan, prospectively, or retroactively, but generally may not impair the rights of any award recipient without his or her consent.
Unless earlier terminated, the 2026 Stock Incentive Plan will terminate on May 20, 2036, provided that any awards then outstanding under the 2026 Stock Incentive Plan may extend beyond that date.
New Plan Benefits
Awards under the 2026 Stock Incentive Plan are within the discretion of the Plan Administrator. As a result, the awards that will be made under the 2026 Stock Incentive Plan if the amendment and restatement of the plan is approved are not determinable at this time.
During 2025, we granted an aggregate of 1,626,260 shares with a value of $12.6 million (based on the closing stock price of $7.76 on December 31, 2025) to all of our employees and directors. Of the total shares granted, 996,299 shares with a value of $7.7 million were granted to our NEOs, 84,447 shares with a value of $0.7 million were granted to our directors and 545,514 shares with a value of $4.2 million were granted to all remaining eligible employees.
Additional Plan Information Table
The following table sets forth, for each of the individuals and the groups indicated, the total number of shares of our common stock subject to outstanding awards that have been granted under the Stock Incentive Plan as of April 2, 2026.

Name and Position	Number of Shares Subject to Other Stock Awards (#)	Market Value of Shares Subject to Awards(1) ($)
Ivan Kaufman, Chief Executive Officer and President	2,246,607(2)	16,849,553
All current executive officers as a group	246,138	1,846,035
All current directors who are not executive officers as a group	649,350(2)	4,870,125
(1)Amounts calculated based on the closing stock price of the Company's common stock of $7.50 on April 2, 2026.
(2)Includes performance-vesting restricted stock units granted, assuming outstanding performance awards are earned based on the achievement of “maximum” performance goals, that will vest in whole, or in part, based on the attainment of total shareholder return goals.
Share Usage Information
While equity-based awards and incentives are an important part of our compensation program, we are mindful of our responsibility to our stockholders to exercise judgment in granting equity-based awards.
Overhang
As of April 2, 2026, we had 1,232,643 shares of the Company’s common stock available for future issuances under the Stock Incentive Plan, which represents approximately 0.6% of our common shares outstanding, which is sometimes referred to as the “overhang percentage.” The 8,000,000 shares of our common stock proposed to be added to the share reserve pursuant to amendment and restatement resulting in the 2026 Stock Incentive Plan, together with previously available shares under the plan and the shares of our common stock subject to outstanding awards under the Stock Incentive Plan, would result in an overhang percentage of approximately 4.8%.
Share Usage
The annual share usage under the Stock Incentive Plan for the last three years was as follows:

	2025	2024	2023	Average
Total Shares Granted During the Fiscal Year	1,626,260	1,180,224	1,231,858	1,346,114
Basic Weighted Average Shares Outstanding	192,956,154	188,701,149	184,641,642	188,766,315
Burn Rate	0.8%	0.6%	0.7%	0.7%
Federal Income Tax Consequences of the 2026 Stock Incentive Plan
The following discussion of certain relevant federal income tax effects applicable to stock options and restricted stock awards granted under the 2026 Stock Incentive Plan is based on current law and is a summary only, and reference is made to the Internal Revenue Code for a complete statement of all relevant federal tax provisions. This summary does not constitute tax advice and plan participants should consult with their personal tax advisors regarding the tax consequences of participating in the plan.
Stock Options
With respect to nonqualified options (“NSOs”), the participant will recognize no income upon grant or vesting of the option, and, upon exercise, will recognize ordinary income to the extent of the excess of the fair market value of the shares on the date of option exercise over the amount paid by the participant for the shares. Upon a subsequent disposition of the shares received under the option, the participant generally will recognize capital gain or loss to the extent of the difference between the fair market value of the shares at the time of exercise and the amount realized on the disposition.
In general, no taxable income is realized by a participant upon the grant, vesting or exercise of an incentive stock option (“ISO”). If shares of common stock are issued to a participant (“option shares”) pursuant to the exercise of an ISO granted under the 2026 Stock Incentive Plan and the participant does not dispose of the option shares within the two-year period after the date of grant or within one year after the receipt of such option shares by the participant (a “disqualifying disposition”), then, generally upon sale of such option shares, any amount realized in excess of the exercise price paid for the option shares will be taxed to such participant as capital gain (or loss). The amount by which the fair market value of the common stock on the exercise date of an ISO exceeds the purchase price generally will constitute an item which increases the participant’s “alternative minimum taxable income.”
If option shares acquired upon the exercise of an ISO are disposed of in a disqualifying disposition, the participant generally would include in ordinary income in the year of disposition an amount equal to the excess of the fair market value of the option shares at the time of exercise (or, if less, the amount realized on the disposition of the option shares), over the exercise price paid for the option shares.
Subject to certain exceptions, an option generally will not be treated as an ISO if it is exercised more than three months following termination of employment. If an option intended to qualify as an ISO is exercised at a time when it no longer qualifies as an ISO, such option will be treated as an NSO as discussed above.
In general, the Company will receive an income tax deduction at the same time and in the same amount as the participant recognizes ordinary income in respect of an option.
Restricted Stock
A participant who receives a grant of restricted stock will not recognize any taxable income at the time the award is granted, provided the shares are subject to restrictions (that is, they are nontransferable and subject to a substantial risk of forfeiture). A participant’s rights in restricted stock awarded under the 2026 Stock Incentive Plan are subject to a substantial risk of forfeiture if the rights to the shares are conditioned upon the future performance of substantial services by the participant.
In general, the Company will receive an income tax deduction at the same time and in the same amount as the employee recognizes ordinary income in respect of a share of restricted stock.
Restricted Stock Units
Participants who receive restricted stock units are generally not taxed upon the grant of such awards, but instead recognize ordinary income at the time shares are delivered with respect to such awards, in an amount equal to the fair market value of such shares at the time of delivery.
Deductibility of Compensation in Excess of  $1.0 Million
Subsequent to the Tax Act, which is effective for taxable years beginning after December 31, 2017, Section 162(m) of the Internal Revenue Code generally no longer allows a tax deduction for “performance-based” compensation paid to each “covered employee” (the CEO and three other most highly compensated executive officers other than the CFO) over $1.0 million in one year, subject to transition relief for certain grandfathered arrangements in effect as of November 2, 2017. In addition, among the changes to Section 162(m) under the Tax Act, the covered employees will be expanded to include the CFO, and once one of our NEOs is considered a covered employee, the NEOs will remain covered employees as long as they receive compensation from us. The Compensation Committee has not adopted a formal policy that requires all compensation paid to the NEOs to be fully deductible.
The One Big Beautiful Bill Act (“OBBBA”), enacted in July 2025, amends the aggregation rules for applying the $1 million limit on deducting the compensation of a public company’s “covered employees” under Section 162(m). Effective for tax years beginning after December 31, 2025, the OBBBA expands the scope of Section 162(m) in several aspects, most notably, it broadens the definition of “covered employees” to include additional categories of highly compensated executives and applies aggregation rules that require affiliated entities within a controlled group to be treated as a single employer for purposes of the deduction limitation.
Vote Required for Approval of the Amendment to the Stock Incentive Plan
Approval of the amendment to the Stock Incentive Plan requires the affirmative vote of a majority of the votes cast on the proposal at the annual meeting by holders of our voting securities. For purposes of the vote on the amendment and restatement of the Stock Incentive Plan, abstentions and broker non-votes will not have any effect on the result of the vote. If stockholder approval of the amendment to the Stock Incentive Plan is not obtained, then no issuances pursuant to the Stock Incentive Plan will be made that, when combined with the number of shares previously issued pursuant to the Stock Incentive Plan and not otherwise forfeited, exceeds in the aggregate 17.0 million shares of our common stock and the term of the plan will not be extended.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE COMPANY’S 2024 AMENDED OMNIBUS STOCK INCENTIVE PLAN TO AUTHORIZE AN ADDITIONAL 8,000,000 SHARES OF THE COMPANY’S
COMMON STOCK FOR ISSUANCE UNDER THE PLAN AND TO EXTEND THE TERM OF THE PLAN UNTIL MAY 20, 2036.

PROPOSAL NO. 3
RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2026
The Audit Committee of our Board of Directors has appointed Ernst & Young as our independent registered public accounting firm for the year ending December 31, 2026. The Board has endorsed this appointment. Ernst & Young audited our consolidated financial statements for the years ended December 31, 2025 and 2024. A representative of Ernst & Young is expected to be present at the annual meeting and will be available to respond to appropriate questions from our stockholders and will be given an opportunity to make a statement if he or she desires to do so.
Stockholder ratification of the appointment of Ernst & Young as our independent registered public accounting firm is not required by our bylaws or otherwise. However, the Board of Directors is submitting the appointment of Ernst & Young to the stockholders for ratification as a matter of good corporate governance. Ratification of the appointment of Ernst & Young as our independent registered public accounting firm for 2026 requires the affirmative vote of a majority of the votes cast on the proposal at the annual meeting by holders of our voting securities. Abstentions will not be counted as votes cast and will have no effect on the outcome of the vote for this proposal. We do not anticipate any broker non-votes on this proposal.
If this appointment is not ratified by our stockholders, the Audit Committee and the Board may each reconsider its recommendation and endorsement. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interest.
Independent Accountants’ Fees
Aggregate fees for professional services rendered for us by Ernst & Young and its affiliates for the years ended December 31, 2025 and 2024 were as follows:

	2025	2024
Audit Fees(1)	$2,987,300	$3,237,100
Tax Fees(2)	6,592	—
All Other Fees(3)	234,626	—
Total	$3,228,518	$3,237,100
(1)Audit fees consist of professional services rendered for the audit of our consolidated financial statements for the years ended December 31, 2025 and 2024 and for other services, including compliance with the Sarbanes-Oxley Act of 2002, accounting consultations billed as audit services, review of financial statements included in Forms 10-Q, comfort letters, consents and review of our registration statements under the Securities Act and other documents filed with the SEC in those years.
(2)Tax fees consist of tax compliance and consulting services.
(3)All other fees consist of transaction diligence services related to a securitization transaction.
Audit Committee Pre-Approval Policy
In accordance with applicable laws and regulations, the Audit Committee reviews and pre-approves any non-audit services to be performed by Ernst & Young to ensure that the work does not compromise its independence in performing audit services. The Audit Committee also reviews and pre-approves all audit services. In some cases, pre-approval of a particular category or group of services, such as tax consulting services and audit services, is provided by the full Audit Committee for up to a year and is subject to a specific budget. In other cases, the Chairman of the Audit Committee has the delegated authority from the full Audit Committee to pre-approve additional services, and such pre-approvals are then communicated to the full Audit Committee. All audit related fees were approved by the Audit Committee.

The policy contains a de minimis provision that operates to provide retroactive approval for permissible non-audit services under certain circumstances. No services were provided by Ernst & Young during 2025 and 2024 under such provision.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2026.

PROPOSAL NO. 4
ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION
In accordance with Section 14A of the Exchange Act, which was added by the Dodd-Frank Act, we are providing our stockholders with the opportunity to vote on a non-binding, advisory resolution to approve the compensation of our NEOs as disclosed in this proxy statement. Accordingly, the following resolution will be submitted for a stockholder approval at the 2026 annual meeting of stockholders:
“RESOLVED, that the stockholders of Arbor Realty Trust, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s NEOs as described in the Company’s proxy statement for the 2026 annual meeting of stockholders pursuant to the disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis section, the Summary Compensation Table for 2025 and the related tables and disclosures.”
Stockholders are urged to read the “Compensation Discussion and Analysis” section and the “Summary Compensation Table for 2025” and related tables and disclosures under the heading “Executive Compensation,” which provide more detail about our compensation policies and practices for our NEOs. The Compensation Committee and the Board of Directors believe that these policies and practices are effective in providing a strong alignment of the interests of our NEOs with those of our stockholders.
The stockholder vote on this proposal is not binding on the Board of Directors or the Compensation Committee and does not override any decision made by the Board or the Committee. However, the Board of Directors and the Compensation Committee will review the voting result on the non-binding resolution and expect to take it into consideration when making future decisions regarding the compensation of our NEOs.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

STOCKHOLDER PROPOSALS FOR 2027
Proposals received from stockholders in accordance with Rule 14a-8 under the Exchange Act are given careful consideration by our Corporate Governance Committee and our Board of Directors. If a stockholder intends to present a proposal at our 2027 annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act, in order for such stockholder proposal to be included in our proxy statement for that meeting, the stockholder proposal must be received at our principal executive office, located at 333 Earle Ovington Boulevard, Suite 900, Uniondale, New York 11553, Attention: Corporate Secretary, on or before December 17, 2026.
In order for a stockholder to nominate directors or propose other business at our 2027 annual meeting of stockholders outside of Rule 14a-8, such nominations or proposal must contain the information required by our bylaws and be received by us in accordance with our bylaws. Pursuant to our current bylaws, stockholder nominations or proposals must be delivered to the Secretary at our principal executive office no later than 5:00 p.m., ET, December 17, 2026 and no earlier than November 17, 2026; provided, however, in the event that the date of the 2027 annual meeting of stockholders is advanced more than 30 days prior to or delayed more than 30 days after May 20, 2026, to be timely, a proposal by a stockholder must be delivered not earlier than the 150th day prior to the date of such meeting and not later than 5:00 p.m., ET, on the later of (1) the 120th day prior to the date of such meeting, as originally convened, or (2) the tenth day following the date on which public announcement of the date of such meeting is first made.
OTHER MATTERS
Our Board of Directors knows of no other matters that have been submitted for consideration at this annual meeting. If any other matters properly come before our stockholders at this annual meeting, the persons named on the enclosed proxy card intend to vote the shares they represent in accordance with their discretion.

By Order of the Board of Directors,

John J. Bishar, Jr. Corporate Secretary

April 16, 2026

Uniondale, New York

14475ARBOR REALTY TRUST, INC.THIS PROXY IS SOLICIT
Appendix A
ARBOR REALTY TRUST, INC.
2026 AMENDED OMNIBUS STOCK INCENTIVE PLAN
Approved by the Company's Stockholders on May 20, 2026
Section 1.    General Purpose of Plan; Definitions.
The name of this plan is the Arbor Realty Trust, Inc. 2026 Amended Omnibus Stock Incentive Plan (the "Plan"). The Plan is an amendment and restatement of the Arbor Realty Trust, Inc. 2024 Amended Omnibus Stock Incentive Plan (inclusive of the predecessor plans to such plan, the "Predecessor Plans").
The purpose of the Plan is to enable the Company to attract and retain highly qualified personnel who will contribute to the Company's success and to provide incentives to Participants (defined below) that are linked directly to stockholder value and will therefore inure to the benefit of all stockholders of the Company.
For purposes of the Plan, the following terms shall be defined as set forth below:
"ACM" means Arbor Commercial Mortgage, LLC, a New York limited liability company, or any successor.
"Administrator" means the Board, or if and to the extent the Board delegates the administration of the Plan to the Committee, such Committee in accordance with Section 2 below.
"Award" means any award under the Plan.
"Award Agreement" means, with respect to each Award, the agreement, which may be an electronic agreement, between the Company and the Participant setting forth the terms and conditions of the Award.
"Board" means the Board of Directors of the Company.
"Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.
"Committee" means a committee of the Board, which shall consist of two or more individuals, each of whom shall qualify as (i) a “nonemployee director” within the meaning of Rule 16b-3 and (ii) an “independent director” within the meaning of the New York Stock Exchange Listed Company Manual. If at any time or to any extent the Board shall delegate the administration of the Plan to the Committee, then the functions of the Board specified in the Plan shall be exercised by the Committee.
"Common Stock" means the common stock, par value $0.01 per share, of the Company.
"Company" means Arbor Realty Trust, Inc., a Maryland corporation (or any successor corporation).
"Disability" means the inability of a Participant to perform substantially his or her duties and responsibilities to the Company or to any Parent or Subsidiary by reason of a physical or mental disability or infirmity (i) for a continuous period of six months, or (ii) at such earlier time as the Participant submits medical evidence satisfactory to the Administrator that the Participant has a physical or mental disability or infirmity that will likely prevent the Participant from returning to the performance of the Participant's work duties for six months or longer. The date of such Disability shall be the last day of such six-month period or the day on which the Participant submits such satisfactory medical evidence, as the case may be.
"Eligible Recipient" means an officer, director, employee, consultant (including employees of ACM who provide services to the Company) or advisor of the Company or of any Parent or Subsidiary.
"Exercise Price" means the per share price, if any, at which a holder of an Option may purchase the Shares issuable upon exercise of the Option.

"Fair Market Value" as of a particular date shall mean the fair market value of a share of Common Stock as determined by the Administrator in its sole discretion in accordance with Section 409A of the Code; provided, however, that (i) if the Common Stock is admitted to trading on a national securities exchange, fair market value of a share of Common Stock on any date shall be the average of the open and closing sale prices reported for such share on such exchange on such date or, if no sale was reported on such date, on the last date preceding such date on which a sale was reported, (ii) if the Common Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation ("Nasdaq") System or other comparable quotation system and has been designated as a National Market System ("NMS") security, fair market value of a share of Common Stock on any date shall be the average of the open and closing sale prices reported for such share on such system on such date or, if no sale was reported on such date, on the last date preceding such date on which a sale was reported, or (iii) if the Common Stock is admitted to quotation on the Nasdaq System but has not been designated as an NMS security, fair market value of a share of Common Stock on any date shall be the average of the highest bid and lowest asked prices of such share on such system on such date or, if no bid and ask prices were reported on such date, on the last date preceding such date on which both bid and ask prices were reported.
"Incentive Stock Option" means any Option intended to be designated as an "incentive stock option" within the meaning of Section 422 of the Code.
"Nonqualified Stock Option" means any Option that is not an Incentive Stock Option, including any Option that provides (as of the time such Option is granted) that it will not be treated as an Incentive Stock Option.
"Option" means an option to purchase Shares granted pursuant to Section 6 below.
"Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations in the chain (other than the Company) owns stock possessing 50% or more of the combined voting power of all classes of stock in one of the other corporations in the chain.
"Participant" means any Eligible Recipient selected by the Administrator, pursuant to the Administrator's authority in Section 2 below, to receive grants of Options and/or awards of Restricted Stock.
"Restricted Stock" means Shares subject to certain restrictions granted pursuant to Section 7 below.
“Restricted Stock Unit” means a contractual right to receive Shares (or its then Fair Market Value in cash) in the future, subject to the satisfaction of vesting conditions.
"Shares" means shares of Common Stock reserved for issuance under the Plan, as adjusted pursuant to Sections 3 and 4, and any successor security.
"Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations (other than the last corporation) in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.
Section 2.    Administration.
The Plan shall be administered by the Board or, at the Board's sole discretion, by the Committee, which shall be appointed by the Board, and which shall serve at the pleasure of the Board. Pursuant to the terms of the Plan, the Administrator shall have the power and authority:
to select those Eligible Recipients who shall be Participants;
to determine whether and to what extent Options or awards of Restricted Stock or Restricted Stock Units are to be granted hereunder to Participants;
to determine the number of Shares to be covered by each Award granted hereunder;
to determine the terms and conditions, not inconsistent with the terms of the Plan, of each Award granted hereunder; and

to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all written instruments evidencing Options or awards of Restricted Stock or Restricted Stock Units granted hereunder.
The Administrator shall have the authority, in its sole discretion, to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable; to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement relating thereto); and to otherwise supervise the administration of the Plan.
All decisions made by the Administrator pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company and the Participants.
Section 3.    Shares Subject to Plan.
The total number of shares of Common Stock reserved and available for issuance under the Plan (net of shares of Common Stock issued pursuant to awards made under the Predecessor Plans and shares of Common Stock subject to Awards outstanding under the Predecessor Plans as of the Effective Date (as defined Section 11)) shall be 25,000,000 shares, all of which may be granted in respect of Incentive Stock Options. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares.
To the extent that (i) any Option terminates or expires without exercise of the Option, or (ii) any Award of Restricted Stock or Restricted Stock Units is forfeited, cancelled or otherwise fails to vest (including any Option or Award of Restricted Stock or Restricted Stock Units made under the Predecessor Plans), the Shares subject to such terminated, expired or forfeited Award shall again be available for issuance in connection with future Awards granted under the Plan.
Share Recycling Limitation. Notwithstanding anything in the Plan to the contrary, Shares that are withheld or tendered by a Participant or withheld by the Company (by net settlement or otherwise) to satisfy the exercise price of an Option or any tax withholding obligations with respect to an Award shall not be added back to the Shares available for issuance under the Plan. In addition, Shares repurchased by the Company on the open market using proceeds from the exercise of an Option shall not be added back to the Shares available for issuance under the Plan.
Section 4.    Corporate Transactions.
In the event of any merger, reorganization, consolidation, recapitalization, spin-off, combination, stock repurchase, stock split, reverse stock split, stock dividend, extraordinary dividend, or other change in corporate structure affecting the Common Stock, an equitable substitution or proportionate adjustment shall be made in (i) the aggregate number of Shares reserved for issuance under the Plan, (ii) the kind, number and Exercise Price (if applicable) of Shares subject to outstanding Options or Restricted Stock Units granted under the Plan, (iii) the kind, number and purchase price of Shares subject to outstanding awards of Restricted Stock granted under the Plan and (iv) the limitation set forth in Section 6(i), in each case as may be determined by the Administrator, in its sole discretion. Such other substitutions or adjustments shall be made as may be determined by the Administrator, in its sole discretion. In connection with any event described in this paragraph, the Administrator may provide, in its sole discretion, for the cancellation of any outstanding awards and payment in cash or other property therefor.
Section 5.    Eligibility.
Eligible Recipients may be granted Options and/or awards of Restricted Stock or Restricted Stock Units. The Participants under the Plan shall be selected from time to time by the Administrator, in its sole discretion, from among the Eligible Recipients.
The Administrator shall have the authority to grant to any Eligible Recipient who is an employee of the Company or of any Parent or Subsidiary (including directors who are also officers of the Company) Incentive Stock Options, Nonqualified Stock Options, or both types of Options, and/or Restricted Stock or Restricted Stock Units. Non-employee Directors of the Company or of any Parent or Subsidiary, consultants (including employees of ACM) or advisors who are not also employees of the Company or of any Parent or Subsidiary may only be granted Options that are Nonqualified Stock Options and/or Restricted Stock or Restricted Stock Units.

Section 6.    Options.
Options may be granted alone or in addition to other awards of Restricted Stock or Restricted Stock Units granted under the Plan. Any Option granted under the Plan shall be in such form as the Administrator may from time to time approve, and the provisions of each Option need not be the same with respect to each Participant. Participants who are granted Options shall enter into an Award Agreement with the Company, in such form as the Administrator shall determine, which Award Agreement shall set forth, among other things, the Exercise Price of the Option, the term of the Option and provisions regarding exercisability of the Option granted thereunder.
The Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Nonqualified Stock Options. To the extent that any Option does not qualify as an Incentive Stock Option, it shall constitute a separate Nonqualified Stock Option. More than one Option may be granted to the same Participant and be outstanding concurrently hereunder.
Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable:
Option Exercise Price. The per share Exercise Price of Shares purchasable under an Option shall be determined by the Administrator in its sole discretion at the time of grant but shall not, (i) in the case of Incentive Stock Options, be less than 100% of the Fair Market Value of the Common Stock on such date (110% of the Fair Market Value per Share on such date if, on such date, the Eligible Recipient owns (or is deemed to own under Section 424(d) of the Code) stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company, or any Parent or Subsidiary), and (ii) in the case of Nonqualified Stock Options, be less than 100% of the Fair Market Value of the Common Stock on such date.
Option Term. The term of each Option shall be fixed by the Administrator, but no Option shall be exercisable more than ten years after the date such Option is granted; provided, however, that if an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or of any Parent or Subsidiary and an Incentive Stock Option is granted to such employee, the term of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no more than five years from the date of grant.
Exercisability. Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator at or after the time of grant. The Administrator may also provide that any Option shall be exercisable only in installments, and the Administrator may waive such installment exercise provisions at any time, in whole or in part, based on such factors as the Administrator may determine, in its sole discretion.
Method of Exercise. Subject to Section 6(c), Options may be exercised in whole or in part at any time during the Option period, by giving written notice of exercise to the Company specifying the number of Shares to be purchased, accompanied by (i) payment in full of the aggregate Exercise Price of the Shares so purchased in cash, (ii) delivery of outstanding shares of Common Stock with a Fair Market Value on the date of exercise equal to the aggregate Exercise Price payable with respect to the Options' exercise; (iii) simultaneous sale through a broker reasonably acceptable to the Administrator of Shares acquired on exercise, as permitted under Regulation T of the Federal Reserve Board or (iv) payment of the Exercise Price through such other method as the Administrator may authorize from time to time in its sole discretion.
In the event a grantee elects to pay the Exercise Price payable with respect to an Option pursuant to clause (ii) above: (A) only a whole number of share(s) of Common Stock (and not fractional shares of Common Stock) may be tendered in payment, (B) such grantee must present evidence acceptable to the Company that he or she has owned any such shares of Common Stock tendered in payment of the Exercise Price (and that such tendered shares of Common Stock have not been subject to any substantial risk of forfeiture) for at least six months prior to the date of exercise, and (C) Common Stock must be delivered to the Company. Delivery for this purpose may, at the election of the grantee, be made either by (i) physical delivery of the certificate(s) for all such shares of Common Stock tendered in payment of the Exercise Price, accompanied by duly executed instruments of transfer in a form acceptable to the Company, or (ii) direction to the grantee's broker to transfer, by book entry, of such shares of Common Stock from a brokerage account of the grantee to a brokerage account specified by the Company. When payment of the Exercise Price is made by delivery of Common Stock, the difference, if any, between the aggregate Exercise Price payable with respect to the Option being exercised and the Fair Market Value of the shares of Common Stock tendered in payment (plus any applicable taxes) shall be paid in cash. No grantee may tender shares of Common Stock having a Fair Market Value exceeding the aggregate Exercise Price payable with respect to the Option being exercised (plus any applicable taxes).
Non-Transferability of Options. Except as otherwise provided by the Administrator or in the Award Agreement, Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution.
Termination of Employment or Service. The rights of Participants granted Options upon termination of employment or service as a director, consultant or advisor to the Company or to any Parent or Subsidiary for any reason prior to the exercise of such Options shall be set forth in the Award Agreement governing such Options.
Annual Limit on Incentive Stock Options. To the extent that the aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of Shares with respect to which Incentive Stock Options granted to a Participant under this Plan and all other option plans of the Company or of any Parent or Subsidiary become exercisable for the first time by the Participant during any calendar year exceeds $100,000 (as determined in accordance with Section 422(d) of the Code), the portion of such Incentive Stock Options in excess of $100,000 shall be treated as Nonqualified Stock Options.
Rights as Stockholder. An Optionee shall have no rights to dividends or any other rights of a stockholder with respect to the Shares subject to the Option until the Optionee has given written notice of exercise, has paid in full for such Shares, has satisfied the requirements of Section 10(d) hereof and, if requested, has given the representation described in Section 10(b) hereof.
Annual Limitation. No Eligible Recipient will be granted Options for more than 250,000 shares of Common Stock during any single calendar year.
No Repricing. Other than with respect to an adjustment described in Section 4, in no event shall the Exercise Price of an Option be reduced following the grant of an Option, nor shall an Option be cancelled in exchange for a replacement Option with a lower exercise price or in exchange for another type of Award or cash payment without approval of the Company's stockholders.
Section 7.    Restricted Stock; Unrestricted Stock; Restricted Stock Units.
Awards of Restricted Stock may be issued either alone or in addition to Options or Restricted Stock Units granted under the Plan. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, awards of Restricted Stock shall be made; the number of Shares to be awarded; the price, if any, to be paid by the Participant for the acquisition of Restricted Stock; and the Restricted Period (as defined in Section 7(b)), if any, applicable to awards of Restricted Stock. The Administrator may also condition the grant of the award of Restricted Stock upon the exercise of Options or upon such other criteria as the Administrator may determine, in its sole discretion. The provisions of the awards of Restricted Stock need not be the same with respect to each Participant.
Awards and Certificates. The prospective recipient of awards of Restricted Stock shall not have any rights with respect to any such Award, unless and until such recipient has executed an Award Agreement evidencing the Award (a "Restricted Stock Award Agreement") and delivered a fully executed copy thereof to the Company, which may be delivered electronically, within a period of sixty days (or such other period as the Administrator may specify) after the award date. Except as otherwise provided below in Section 7(b), each Participant who is granted an award of Restricted Stock shall be issued a stock certificate in respect of such shares of Restricted Stock, which certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to any such Award. Awards may also be documented via book entry, in which case the applicable restrictions will be indicated with respect to such book entry.
The Company may require that the stock certificates evidencing Restricted Stock granted hereunder, if any, be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any award of Restricted Stock, the Participant shall have delivered a stock power, endorsed in blank, relating to the Shares covered by such Award.
Restrictions and Conditions. The awards of Restricted Stock granted pursuant to this Section 7 shall be subject to the following restrictions and conditions:

Subject to the provisions of the Plan and the Restricted Stock Award Agreement governing any such Award, during such period, if any, as may be set by the Administrator commencing on the date of grant (the "Restricted Period"), the Participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock awarded under the Plan; provided, however, that the Administrator may, in its sole discretion, provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion.
Except as provided in Section 7(b)(i), the Participant shall generally have the rights of a stockholder of the Company with respect to Restricted Stock during the Restricted Period. Certificates for unrestricted Shares shall be delivered to the Participant promptly after, and only after, the Restricted Period shall expire without forfeiture in respect of such awards of Restricted Stock except as the Administrator, in its sole discretion, shall otherwise determine.
The rights of Participants granted awards of Restricted Stock upon termination of employment or service as a director, consultant or advisor to the Company or to any Parent or Subsidiary for any reason during the Restricted Period shall be set forth in the Restricted Stock Award Agreement governing such Awards.
Unrestricted Shares. Awards of unrestricted (fully vested) Shares may also be made under the Plan, in the discretion of the Administrator.
Restricted Stock Units. The Administrator shall have the authority to determine the Eligible Recipients to whom Restricted Stock Units shall be granted, the number of Restricted Stock Units to be granted to each such Participant, the conditions under which the Restricted Stock Units may become vested or forfeited and such other terms and conditions, as the Administrator may determine, that are not inconsistent with the provisions of the Plan. Payment with respect to Restricted Stock Units shall be made in cash, in Shares, or in a combination of cash and Shares, as determined by the Administrator. A Participant shall have no rights to dividends or any other rights of a stockholder with respect to the Shares subject to Restricted Stock Units until the Shares subject thereto have been issued to the Participant.
Section 8.    Amendment and Termination.
The Board may amend, alter or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made that would impair the rights of a Participant under any Award theretofore granted without such Participant's consent. The Board shall obtain approval of the Company's stockholders for an amendment to the extent such approval is required in order to comply with applicable law or stock exchange listing requirement.
The Administrator may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Section 4 of the Plan, no such amendment shall impair the rights of any Participant without his or her consent.
Section 9.    Unfunded Status of Plan.
The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.
Section 10.    General Provisions.
Shares shall not be issued pursuant to any Award granted hereunder unless such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the requirements of any stock exchange upon which the Common Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.
The Administrator may require each person acquiring Shares to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to distribution thereof. The certificates for such Shares may include any legend which the Administrator deems appropriate to reflect any restrictions on transfer.
All certificates for Shares delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, and any applicable Federal or state securities law, and the Administrator may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. Corresponding restrictions may be applied to Shares evidenced via book entry.
Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval, if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan shall not confer upon any Eligible Recipient any right to continued employment or service with the Company or any Parent or Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or any Parent or Subsidiary to terminate the employment or service of any of its Eligible Recipients at any time.
Any delivery of Shares hereunder shall be subject to the satisfaction by the Participant of applicable withholding requirements. Unless otherwise determined by the Administrator, a Participant may elect to deliver shares of Common Stock (or have the Company withhold shares) to satisfy, in whole or in part, the amount the Company is required to withhold for taxes in connection with the exercise of an Option or the delivery of Restricted Stock or Restricted Stock Units upon grant or vesting, as the case may be. Once made, the election shall be irrevocable. The fair market value of the Shares to be withheld or delivered will be the Fair Market Value as of the date the amount of tax to be withheld is determined. In the event a Participant elects to deliver Shares of Common Stock pursuant to this Section 10(d), such delivery must be made subject to the conditions and pursuant to the procedures set forth in Section 6(d) with respect to the delivery of Common Stock in payment of the Exercise Price of Options.
No member of the Board or the Administrator, nor any officer or employee of the Company acting on behalf of the Board or the Administrator, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Administrator and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.
Awards made under the Plan shall be subject to the Arbor Realty Trust, Inc. Clawback Policy (the “Clawback Policy”), as in effect from time to time and recipients of Awards shall be deemed to have consented and agreed to the application of the Clawback Policy.
Section 11.    Effective Date of Plan.
The Plan has been adopted and approved by the Board and shall become effective as of May 20, 2026 (the "Effective Date"), subject to the approval of the stockholders of the Company.
Section 12.    Term of Plan.
No Award shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date.
Section 13.    Governing Law.
This Plan and all questions relating to its validity, interpretation, performance and enforcement shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of New York, notwithstanding any New York or other conflict-of-law provisions to the contrary.

0

ARBOR REALTY TRUST, INC.

The undersigned stockholder of Arbor Realty Trust, Inc., a Maryland corporation (the "Company"), hereby appoints Paul Elenio, Maysa Vahidi, and Leah Fisher, and each of them, the proxy or proxies of the undersigned, with full power of substitution in each of them, to attend the Annual Meeting of Stockholders of the Company to be held on May 20, 2026, at 11:00 a.m. local time, in a virtual-only format at **edge.media-server.com/mmc/p/3x7pjdfa** (password: arbor2026), and any postponements or adjournments thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all proxies possessed by the undersigned if personally present at the meeting. The undersigned acknowledges receipt from the Company prior to the execution of this proxy of the accompanying Notice of Annual Meeting and Proxy Statement, the terms of which are incorporated by reference.

This proxy, when properly executed, will be voted in the manner directed on the reverse side. If this proxy is executed but no instruction is given, this proxy will be voted "FOR" all the nominees listed in Proposal 1 and "FOR" Proposals 2, 3 and 4. The proxies are hereby authorized to vote in their discretion upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

(Continued and to be signed on the reverse side)

1.1

14475

ANNUAL MEETING OF STOCKHOLDERS OF

ARBOR REALTY TRUST, INC.

May 20, 2026

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via equiniti.com/us/ast-access to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The notice of meeting, proxy statement and proxy card are available at **www.arbor.com**

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

00000333303033000000 0 052026

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES LISTED IN PROPOSAL 1 AND "FOR" PROPOSALS 2, 3 AND 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

The Board of Directors recommends a vote "FOR" all nominees listed in Proposal 1.

NOMINEES:

	FOR	AGAINST	ABSTAIN
1a. Ivan Kaufman	☐	☐	☐
1b. Melvin F. Lazar	☐	☐	☐
1c. Carrie Wilkens	☐	☐	☐
1d. John Natalone	☐	☐	☐

The Board of Directors recommends a vote "FOR" Proposals 2, 3 and 4.

	FOR	AGAINST	ABSTAIN
Proposal 2. Approval of an amendment and restatement to the Arbor Realty Trust, Inc. 2024 Amended Omnibus Stock Incentive Plan (the "Plan") to authorize an additional 8,000,000 shares of common stock of Arbor Realty Trust, Inc. for issuance under the Plan.	☐	☐	☐
Proposal 3. Ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of Arbor Realty Trust, Inc. for 2026.	☐	☐	☐
Proposal 4. Advisory vote to approve the compensation of Arbor Realty Trust, Inc.'s named executive officers as disclosed in the proxy statement.	☐	☐	☐

Proposal 5. To vote and otherwise represent the undersigned on any other matter that properly comes before the meeting or any adjournment or postponement thereof in the discretion of the proxy holder.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ____________ Date: ________ Signature of Stockholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.